As filed with the Securities and Exchange Commission on October 31, 1996
                                                    Registration No. 333-
------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------



                                 MGI PROPERTIES
            ---------------------------------------------------------

             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
            ---------------------------------------------------------

                         (State or other jurisdiction of
                         incorporation or organization)

                                   04-6268740
             ------------------------------------------------------

                                  (IRS Employer
                             Identification Number)


                               ------------------


                               One Winthrop Square
                           Boston, Massachusetts 02110
                                 (617) 422-6000
       ------------------------------------------------------------------

                        (Address and telephone number of
                    Registrant's Principal Executive Offices)

                               ------------------


                                 W. Pearce Coues
                        Chairman of the Board of Trustees
                               One Winthrop Square
                           Boston, Massachusetts 02110
                                 (617) 422-6000
            ---------------------------------------------------------

                       (Name, Address and Telephone Number
                              of Agent for Service)

                                    Copy to:
                           Victor M. Rosenzweig, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                               ------------------



            Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


111167.5

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------

                                       Proposed
                                       Maximum
                           Amount      Aggregate       Proposed Maximum
Title of Securities to      to be      Price              Aggregate            Amount of
    be Registered        Registered    Per Share        Offering Price     Registration Fee
---------------------------------------------------------------------------------------------
Common Shares, par
value $1.00 per share.

Preferred Shares, par
value $1.00 per share
(1)...................

Debt Securities(1)....       (2)          (3)

Warrants or Rights(1).

Units (of two or more
of the above)


      Total                                             $100,000,000(4)        $30,303.03
---------------------------------------------------------------------------------------------


(1) The Registrant is also registering such currently indeterminate number of Common Shares and Preferred Shares as may be issued upon conversion of the Debt Securities or the Preferred Shares or upon exercise of the Warrants or Rights registered hereby.

(2) The amount to be registered consists of up to $100,000,000 of an indeterminate amount of Common Shares, Preferred Shares, Debt Securities, Warrants or Rights and/or Units.

(3) Not applicable pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, as amended.

(4) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

                               ----------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

111167.5

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED OCTOBER 31, 1996

PROSPECTUS

                                 $100,000,000

                                MGI PROPERTIES

                                 Common Shares
                               Preferred Shares
                                Debt Securities
                              Warrants or Rights
                                     Units

      MGI Properties (together with its consolidated subsidiaries, "MGI" or the "Trust") may offer from time to time in one or more series (i) its common shares of beneficial interest, par value $1.00 per share ("Common Shares"), (ii) its preferred shares of beneficial interest, par value $1.00 per share ("Preferred Shares" and, together with the Common Shares, the "Capital Stock"), (iii) its unsecured debt securities consisting of bonds, debentures, notes and/or other evidences of indebtedness ("Debt Securities"), (iv) warrants or rights ("Warrants") to purchase Common Shares, Preferred Shares and/or Debt Securities and (v) units ("Units") consisting of two or more of the foregoing securities, with an aggregate public offering price of up to $100,000,000 in amount, at prices and on terms to be determined at the time of offering. The Common Shares, Preferred Shares, Debt Securities, Warrants and Units (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

      The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Common Shares, the offering price;
(ii) in the case of Preferred Shares, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and the offering price; (iii) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Trust or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Preferred Shares or Common Shares, covenants and the offering price; (iv) in the case of Warrants, the number and terms thereof, any applicable designation thereof, and the designation and the number of securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration, detachability and transferability thereof and

111167.5

(v) in the case of Units, a description of the securities comprising such Units and the offering price thereof. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Trust's Second Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust") or otherwise appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for federal income tax purposes.

      The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

      The Securities may be offered directly by the Trust, through agents designated from time to time by the Trust or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

      The Common Shares are traded on the New York Stock Exchange (the "NYSE") under the symbol "MGI." On October 31, 1996, the last sale price for the Common Shares on the NYSE was $19 1/8.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
        OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO
                          THE CONTRARY IS UNLAWFUL.

             The date of this Prospectus is ________________ , 1996.

111167.5
                                     -2-

                             AVAILABLE INFORMATION

      The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Shares are listed on the NYSE and such reports and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

      The Trust has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents previously filed by the Trust are incorporated by reference in this Prospectus and shall be deemed to be a part hereof: (i) the Trust's Annual Report on Form 10-K for the fiscal year ended November 30, 1995,
(ii) the Trust's Reports on Form 10-Q for the fiscal quarters ended February 29, 1996, May 31, 1996 and August 31, 1996, (iii) the Trust's Definitive Proxy Statement with respect to its Annual Meeting of Shareholders on March 21, 1996 and (iv) Reports on Form 8-K dated July 2, 1996, as amended, and August 30, 1996, as amended, each reporting Acquisition of Assets. All documents filed by the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Securities shall also be deemed to be incorporated by reference

111167.5
                                     -3-
in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

      The Trust hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to MGI Properties at One Winthrop Square, Boston, Massachusetts 02110, Attention: Ms. Jean Harrington, Vice President and Secretary. Oral requests should be directed to such individual (telephone number (617) 422-6000).

                            ------------------------

      No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

111167.5
                                     -4-

                                   THE TRUST

      MGI Properties is a self-advised REIT that owns and operates a diversified portfolio of income producing real estate, consisting of 57 commercial properties (83% of real estate investments, at cost) and interests in six multifamily residential properties (17% of real estate investments, at cost). Since 1992, the Trust has focused on the commercial segment of the real estate market, specifically industrial and office properties located in New England. At August 31, 1996, 48% of MGI's real estate assets were located in New England. As of such date, the Trust's commercial portfolio was leased to 303 tenants and aggregated 5,260,000 square feet (3,258,000 industrial, 1,195,000 office and 807,000 retail). The multifamily properties consist of five wholly owned residential complexes aggregating 1,335 units and a 4% partnership investment. At August 31, 1996, the commercial and residential properties were 97% and 95% leased, respectively.

      The Common Shares are listed on the NYSE under the symbol "MGI."

      The Trust, formerly known as Mortgage Growth Investors, was organized in 1971 as a Massachusetts common law business trust. MGI initially operated as a hybrid REIT with a significant portion of its assets invested in mortgage loans. In 1985, the Trust began the conversion to an equity REIT, which has direct ownership of income producing properties. The conversion was completed by January 1993. The conversion to an equity REIT has enabled the Trust to assume control and management of its investments. Management believes that the conversion has proven beneficial to the shareholders.

      The Trust's offices are located at One Winthrop Square, Boston, Massachusetts 02110 and its telephone number is (617) 422-6000.

                                USE OF PROCEEDS

      Unless otherwise described in the applicable Prospectus Supplement, the Trust intends to use the net proceeds from the sale of Securities primarily for general business purposes, including the acquisition, leasing, management of industrial, office, multifamily or other properties or the acquisition of interests in partnerships or other entities owning industrial, office, multifamily or other properties as suitable opportunities arise, the acquisition of real estate service entities, the repayment of certain outstanding debt, selective development and effecting improvements to certain properties in the Trust's portfolio.

      Pending their use as described above, the net proceeds from the sale of any Securities may be used for other general corporate purposes of the Trust or invested in short-term securities, interest-bearing time or demand deposits

111167.5
                                     -5-
issued by financial institutions, cash items or qualified government securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

      The following table sets forth the historical ratios of earnings to fixed charges of the Trust for the periods indicated:




                                                                        Quarter Ended
                     Year Ended November 30,                             August 31,
-----------------------------------------------------------------       --------------

    1991         1992         1993         1994         1995         1995         1996
    ----         ----         ----         ----         ----         ----         ----
   1.96:1       2.32:1       2.57:1       3.48:1       3.29:1       3.08:1       2.34:1



To date, the Trust has not issued any Preferred Shares. Accordingly, the ratios of earnings to combined fixed charges and Preferred Shares dividends are unchanged from the ratios shown above. For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to net income (loss) before income taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.

                        DESCRIPTION OF DEBT SECURITIES

      The Debt Securities will be issued in one or more series under an Indenture (the "Indenture") which may be supplemented by supplemental indentures (each, an "Indenture Supplement") between the Trust and a bank trustee (the "Trustee") to be named prior to the issuance of any Debt Securities. The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture (before any Indenture Supplements) by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the form of the Indenture is filed as an exhibit to the Registration Statement and is incorporated herein by reference. The following is a summary of the Indenture, which summary does not purport to be complete, and is qualified in its entirety by reference to the detailed provisions of the Indenture, including the definitions of certain terms. Parenthetical references to Sections are references to the corresponding section of the Indenture unless otherwise indicated.

General

      The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued from time to time in one or more series. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such

111167.5
                                     -6-
series. Debt Securities will be unsecured general obligations of the Trust, which may be convertible into Common Shares or Preferred Shares. Debt Securities of any series may bear interest from the date of delivery at the rate shown on the cover page of the applicable Prospectus Supplement. The indebtedness represented by the Debt Securities of any series may be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Trust, as described under "Subordination of Debt Securities." The particular terms of the Debt Securities of any series will be set forth in the applicable Indenture Supplement and described in the applicable Prospectus Supplement. Such description will include any applicable modifications of, or additions to, the general terms of the Debt Securities as described herein or in the Indenture, as modified by any applicable Indenture Supplement. Accordingly, for a description of the Debt Securities of any series, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

      The Indenture will provide that the Trust may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

Prospectus Supplement

      The applicable Prospectus Supplement will describe the following terms of the series of Debt Securities offered in connection therewith:

      (a) the title of such Debt Securities (which shall distinguish such Debt Securities from all other series thereof);

      (b) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and/or interest on such Debt Securities shall be payable (if other than U.S. Dollars) and the manner of determining the equivalent thereof in U.S. Dollars;

      (c) any limit upon the aggregate principal amount of such Debt Securities which may be authenticated and delivered under the Indenture;


111167.5
                                     -7-

      (d) the manner in which the amount of payments of principal of (and premium, if any) and/or interest on such Debt Securities may be determined with reference to an index;

      (e) the dates, or the method for determining such dates, on which the principal of such Debt Securities will be payable;

      (f) the rate or rates, or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

      (g) the place or places where the principal of (and premium, if any) and/or interest, if any, on such Debt Securities of the series will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Trust in respect of such Debt Securities and the Indenture may be served;

      (h) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and any other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at the option of the Trust, if the Trust is to have the option;

      (i) any mandatory or optional sinking fund or analogous provision;

      (j) the period or periods within which and the price or prices at which such Debt Securities may, pursuant to any optional or mandatory redemption provisions (including any provisions for redemption at the option of the holder thereof), be redeemed and other terms and conditions of any such optional or mandatory redemption;

      (k) whether such Debt Securities will be in registered or bearer form and, if in registered form, the terms and conditions relating thereto;

      (l) whether such Debt Securities shall be issued in the form of one or more Global Securities (as defined below), and, if so, the identity of the Depositary of such series;

      (m) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and/or interest of such Securities will be payable if other than the currency of the United States;

      (n) whether such Debt Securities are to be issued upon the exercise of warrants or rights, the time, manner and place for such Debt Securities to be authenticated and delivered;


111167.5
                                     -8-

      (o) any deletions from, modifications of, or additions to, the Events of Default or covenants of the Trust with respect to such Securities of such series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the applicable Indenture;

      (p) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

      (q) the applicability, if any, of the defeasance and covenant defeasance provisions described in the general provisions of the applicable Indenture and any applicable Indenture Supplement thereto;

      (r) the circumstances, if any, under which the Trust will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Debt Securities in lieu of making such payment;

      (s) if such Debt Securities are to be issued at an original issue discount, as described below, the amount of principal, if any, payable upon acceleration of such Debt Securities following an Event of Default; and

      (t) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture.

      If so provided in the applicable Indenture Supplement, Debt Securities may be issued at a substantial discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (collectively the "Original Issue Discount Securities"). In such cases, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

Denomination, Interest, Registration and Transfer

      Unless otherwise provided in any applicable Indenture Supplement, Debt Securities will be issued only in fully registered form in denominations of $1,000 principal amount or any integral multiple thereof (Section 3.2). Debt Securities are exchangeable and transfers thereof will be registrable without charge therefor, except that the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 3.5).

      Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the

111167.5
                                     -9-
applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

      All monies paid by the Trust to a paying agent or a Trustee for the payment of the principal of or any premium, if any, or interest on any Debt Security which remain unclaimed at the end of three years after the same has become due and payable shall, unless otherwise required by applicable law, be repaid to the Trust, and the holder of such Debt Security thereafter may look only to the Trust for payment thereof.

      Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Trust for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Trust for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Trust with respect to any series of Debt Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each place of payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Debt Securities.

Consolidation, Merger, Sale or Conveyance

      The Indenture will provide that the Trust, without the consent of the holders of the then outstanding Debt Securities may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other or entity, provided that (i) either the Trust shall be the continuing entity, or the successor entity (if other than the Trust) shall be an entity organized and existing under the laws of the United States or a state thereof or the District of Columbia (although it may, in turn, be owned by a foreign entity) and such entity shall expressly assume by the applicable Indenture Supplement all of the

111167.5
                                     -10-
obligations of the Trust under the Debt Securities and the Indenture; (ii) immediately after giving effect to such transactions no default or Event of Default shall have occurred and be continuing, and (iii) the Trust shall have delivered to the Trustee an officers' certificate and opinion of counsel, stating that the transaction and the applicable Indenture Supplement comply with the Indenture (Section 8.1).

Reorganization and Other Transactions

      The Indenture will not afford the holders of Debt Securities any protection from a decline of credit quality, nor will it give any protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction ("Leveraged Transaction") involving the Trust that may adversely affect holders of Debt Securities, except to the limited extent described above. The Indenture will not contain any provision requiring the Trust to repurchase any of Debt Securities in the event of a Leveraged Transaction, even though the Trust's creditworthiness and the market value of Debt Securities may decline significantly as a result of any such transaction.

Conversion Rights

      If and to the extent set forth in the Indenture and the applicable Indenture Supplement and described in the applicable Prospectus Supplement, any portion of the principal amount of any Debt Securities of any series which is $1,000 or an integral multiple thereof may be converted into Common Shares and/or Preferred Shares at any time prior to redemption or maturity, following the date set forth in the applicable Prospectus Supplement. The conversion price and the specific class of Capital Stock of the Trust into which Debt Securities are convertible will be set forth on the cover page of the applicable Prospectus Supplement (subject to adjustments as described below), except that the right to convert Debt Securities of a series called for redemption will terminate at the close of business on the specific redemption date and will be lost if not exercised prior to that time (Section 16.1).

      To protect the Trust's status as a REIT, the holder may not convert any Debt Security if as a result of such conversion any person would then be deemed to beneficially own in excess of 9% in value of all outstanding shares of Capital Stock (Section 16.1).

      The conversion price will be subject to adjustment under certain conditions, including in connection with (i) the payment of dividends or other distributions in respect of any class of Capital Stock in shares of Capital Stock; (ii) subdivisions, combinations, reorganizations and reclassifications of any class of Capital Stock; (iii) the issuance to all or substantially all holders of shares of any class of Capital Stock of rights or warrants entitling them to subscribe for, or purchase shares of, Capital Stock at a price per share (or having a conversion price per share) at less than the current market price per share (Paragraph 2 of Section 16.4) of such holders' respective class of

111167.5
                                     -11-

Capital Stock (subject to the limitation that under certain circumstances shares of Capital Stock issued under the Trust's dividend reinvestment plan will not be deemed to be issued pursuant to rights or warrants for purposes of this clause
(iii)); and (iv) distributions to all or substantially all of the holders of any class of Capital Stock of evidences of indebtedness or assets (including any securities, other than those rights, warrants, dividends or other distributions referred to in clause (iii) above and dividends or other distributions not otherwise prohibited under the terms of the Indenture, including certain purchase rights relating to the dividend reinvestment plan) of the Trust; subject to the limitation that all adjustments by reason of any of the foregoing would not be made until they result in a cumulative change in the applicable conversion price of at least 1% (Section 16.4).

      A conversion price adjustment made according to the provisions of any series of Debt Securities (or the absence of a provision for such an adjustment) might result in a constructive distribution to the holders of Debt Securities of such series or of shares of a class of Capital Stock. The Trust may, at its option, but shall not be required to, make any of the adjustment to the conversion price, in addition to those adjustments described above, to avoid or diminish any income tax to any holders of any shares of any class of Capital Stock resulting from any dividend or other distribution thereof (or rights to acquire such shares) or from any event treated as such for income tax purposes or for any other reason. The Board of Trustees of the Trust (the "Board of Trustees") will have the power to resolve any ambiguity or correct any error in the provision relating to the adjustment of the conversion price of any series of Debt Securities. Its actions shall be final and conclusive (Section 16.4).

      In the event the Trust shall (i) effect any capital reorganization or reclassification of any class of its shares of Capital Stock, (ii) consolidate or merge with or into any trust or corporation (other than a consolidation or merger in which the Trust is the surviving entity), or (iii) sell or transfer substantially all of its assets, the holders of any series of Debt Securities shall have the right, if entitled to convert such Debt Securities, to receive upon conversion thereof, the same kind and amount of Capital Stock and other securities, cash or property as shall have been issuable or distributable prior to such consolidation, merger, sale or transfer (Sections 16.4(5) and 16.10).

      Fractional shares will not be issued upon conversion, but, in lieu thereof, the Trust will pay on the applicable conversion date a cash adjustment based upon market price (Section 16.8).

      The record holders of Debt Securities at the close of business on an interest payment record date shall be entitled to receive the interest payable on such Debt Securities on the corresponding interest payment date notwithstanding the conversion thereof. However, Debt Securities surrendered for conversion during the period from the close of business on any record date to

111167.5
                                     -12-
the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. Holders of Debt Securities who convert Debt Securities on an interest payment date will receive the interest payable on such date and need not include payment of such interest upon surrender of Debt Securities for conversion. Except as aforesaid, no payment or adjustment is to be made on conversion for interest accrued on Debt Securities or for dividends on shares of any class of Capital Stock (Sections 3.7 and 16.3).

Subordination of Debt Securities

      The indebtedness evidenced by Debt Securities of any series may be subordinated and junior in rights of payment, to the extent set forth in the Indenture and the applicable Indenture Supplement, to the prior payment in full of amounts then due on all Senior Indebtedness (as hereinafter defined). No payment shall be made by the Trust on account of principal of (or premium, if any) or interest on Debt Securities of any series or on account of the purchase or other acquisition of Debt Securities of any series, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof or with respect to the payment of any Senior Indebtedness, and such default shall be the subject of a judicial proceeding or the Trust shall have received notice of such default from any holder of Senior Indebtedness, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist. By reason of these provisions, in the event of default on any Senior Indebtedness, whether now outstanding or hereafter issued, payments of principal of (and premium, if any) and interest on Debt Securities of any series may not be permitted to be made until such Senior Indebtedness is paid in full, or the event of default on such Senior Indebtedness is cured or waived (Section 15.2).

      Upon any acceleration of the principal of Debt Securities or any distribution of assets of the Trust upon any receivership, dissolution, winding-up, liquidation, reorganization, or similar proceedings of the Trust, whether voluntary or involuntary, or in bankruptcy or insolvency, all amounts due or to become due upon all Senior Indebtedness must be paid in full before the holders of Debt Securities of any series or the Trustee are entitled to receive or retain any assets so distributed in respect of Debt Securities (Section 15.2). By reason of this provision, in the event of insolvency, holders of Debt Securities of any series may recover less, ratably, than holders of Senior Indebtedness.

      "Senior Indebtedness" is defined to mean the principal of and interest on, or substantially similar payments to be made by the Trust in respect of, the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Trust for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust evidenced by notes, debentures, or bonds, or other securities issued under

111167.5
                                     -13-
the provisions of an indenture, fiscal agency agreement or other instrument, (c) obligations of the Trust as lessee under leases of property either made as part of any sale and lease-back transaction to which the Trust is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the Trust's consolidated financial statements, (e) indebtedness, obligations and liabilities of others in respect of which the Trust is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser of otherwise or which the Trust has agreed to purchase or otherwise acquire, and
(f) any binding commitment of the Trust to fund any real estate investment or to fund any investment in any entity making such real estate investment; but excluding, however, (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Securities, or ranks pari passu with the Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust to substantially the same extent as or to a greater extent than the Securities are subordinated and (3) the Securities. As used in the preceding sentence the term "purchase-money obligations" shall mean indebtedness or obligations evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest but excluding indebtedness or obligations for which recourse is limited to the property purchased) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, but shall not include any trade accounts payable. A distribution may consist of cash, securities or other property.

      "Indebtedness" with respect to any person means (a) all indebtedness for borrowed money whether or not evidenced by bonds, notes, debentures or a similar instrument, (b) that portion of obligations with respect to leases that is properly classified as a liability on a balance sheet in accordance with generally accepted accounting principles, (c) notes payable and drafts accepted representing extensions of credit, (d) any balance owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof (except any such balance that constitutes (i) a trade payable or an accrued liability arising in the ordinary course of business or (ii) a trade draft or note payable issued in the ordinary course of business in connection with the purchase of goods or services), if and to the extent such debt would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, (e) all indebtedness for letters of credit or bankers acceptances issued for the account of such person or performance, surety or similar bonds, (f) all indebtedness under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, (g) any liability of others of the kind described in the preceding clauses (a) through (f), which such person has guaranteed or which is

111167.5
                                     -14-
otherwise its legal liability, and (h) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (f); provided, however, that, in computing the "Indebtedness" of any person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof and at the time of determination of such indebtedness, there shall have been deposited with a depositary in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such person.

Discharge, Defeasance and Covenant Defeasance

      As indicated in the applicable Prospectus Supplement, the Trust may be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee in trust, money, U.S. Government Obligations or a combination thereof in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 4.1).

Optional Redemption

      Debt Securities of any series will be subject to redemption, in whole or in part, or on any date subsequent to the date set forth in the Prospectus Supplement, at the option of the Trust on at least 60 days prior notice (45 days prior notice in the case of redemption of all Securities of any series) by mail or by guaranteed overnight courier, at a redemption price equal to 100% (or such greater price as is set forth in the Prospectus Supplement relating to such series of Debt Securities) of the principal amount plus interest accrued to the date of redemption (Section 11.2). The Trust may exercise its redemption powers over a holder's Debt Securities at any time to the extent deemed sufficient by the Trust to prevent the holder of such securities or any other person having an interest therein, if such securities were converted into Capital Stock, from being deemed to own Excess Shares (See "Description of Capital Stock -- Repurchase and Transferability of Shares"). The Indenture does not contain any provision requiring the Trust to repurchase Debt Securities at the option of the holders in the event of a Leveraged Transaction, even though the Trust's creditworthiness and the market value of Debt Securities may decline significantly as a result of such transaction. Nor does the Indenture protect holders thereof against any decline in credit quality.

111167.5
                                     -15-

Certain Covenants

      The applicable Prospectus Supplement will describe any material covenants in respect of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will include the following covenants:

      Maintenance of Existence. Except as permitted under "Consolidation, Merger, Sale or Conveyance," the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Massachusetts business trust, all material rights (as provided in the Declaration of Trust and under Massachusetts law) and material franchises; provided, however, that the Trust shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business (Section 10.4).

      Maintenance of Office or Agency. The Trust will maintain in each location where Debt Securities of any series shall be paid an office or agency where such Debt Securities may be presented or surrendered for payment, registration of transfer or exchange, or conversion and where notices and demands in respect of such Debt Securities, the Indenture and/or the Trust may be served. The Trust will give prompt written notice to the Trustee of each location, and any change thereto, of such office or agency (Section 10.2).

      Maintenance of Properties and Insurance. The Trust will cause all of its properties used and material to the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be reasonably necessary so that the business carried on in connection therewith may be properly and conducted at all times (Section 10.5). In addition, the Trust will and will cause each subsidiary to keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility (Section 10.6). There is, however, no prohibition against the Trust selling or otherwise disposing for value of its properties in the ordinary course of business or discontinuing the operation or maintenance of any such properties, if the Trust determines that their preservation is no longer desirable in the conduct of its business and not disadvantageous in any material respect to the holders of Debt Securities.

      Money for Securities Payments to Be Held in Trust. If the Trust shall at any time act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such amounts until such sums shall be paid to such persons or otherwise disposed of as provided in the Indenture. If the Trust shall have

111167.5
                                     -16-
one or more Paying Agents for any series of Securities, it will, on or before each due date of any payment of principal, premium, if any or interest on any Debt Securities of that series, deposit with a Paying Agent a sum sufficient to pay any such sum which sum will be held in trust for the benefit of the persons entitled thereto and will cause each Paying Agent for any series of Debt Securities to execute and deliver to the Trustee a paying agency agreement setting forth the terms and conditions of such agency (Section 10.3).

      Payment of Taxes and Other Claims. The Trust will pay or discharge or cause to be paid or discharged, within 30 days after the Trust shall have received notice that the same has become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Trust or any subsidiary, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust or any subsidiary, unless such lien would not have a material adverse effect upon such property; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 10.10).

      Payment of Debt Securities and Reports to the Trustee. The Trust will be obligated to pay the principal of, premium, if any, and interest on, Debt Securities when due in accordance with their terms (Section 10.1). The Trust also covenants to file with the Trustee copies of all reports filed with the Commission promptly after making such filings with the Commission (Sections 7.4 and 10.7), and also to deliver to the Trustee within 120 days after the end of each fiscal year a certificate as to the Trust's compliance with the terms of the Indenture during such fiscal year (Section 10.8).

      Limitation on Distributions and Acquisitions of Shares. The Indenture may provide that the Trust will not (i) declare or pay any dividend or make any distribution to holders of its Capital Stock (other than dividends or distributions payable in its shares or other than as the Trust determines is necessary to maintain its REIT status) or (ii) purchase, redeem or otherwise acquire or retire for value any of its Capital Stock or permit any subsidiary to do so, if at the time of such action an Event of Default (as defined in the Indenture) has occurred and is continuing or would exist immediately after giving effect to such action (Section 10.9).

      Further Covenants. The Prospectus Supplement with respect to any series of Debt Securities will describe any further covenants to the Trust set forth in the Indenture Supplement relating to such series, which may include any limitations on incurrence of additional debt.


111167.5
                                     -17-

Modification of the Indenture

      With certain exceptions, the rights and obligations of the Trust and the rights of holders of any series of Debt Securities may only be modified by the Trust and the Trustee with the consent of the holders of at least a majority in principal amount of each series of affected Debt Securities. Without the consent of each affected Debt Security holder, no amendment or waiver or supplement may
(i) reduce the principal of, or rate of interest on, any Debt Security; (ii) change the stated maturity date of the principal of, premium, if any, on, or any installment of interest on, any Debt Security; (iii) change the currency for payment of the principal of, or premium, if any, or interest on, any Debt Security; (iv) impair the right to institute suit for the enforcement of any such payment when due; (v) reduce the amount of outstanding Debt Securities necessary to consent to an amendment or waiver provided for in the Indenture; or
(vi) modify any provisions of the Indenture relating to the modification, supplement and amendment of the Indenture or waivers of past defaults, except as otherwise specified (Section 9.2 and Section 316(b) of the TIA).

Events of Default, Notice and Waiver

      The following events will be Events of Default under the Indenture in respect of any applicable series of Debt Securities: (i) default in the payment of interest on Debt Securities of such series when due and payable, which continues for 30 days; (ii) default in the payment of principal of (and premium, if any) on such Debt Securities when due, at maturity, upon redemption or otherwise, or failure to deposit any sinking fund payment when due; (iii) failure to perform any other covenant of the Trust contained in the Indenture or such Debt Securities which continues for 60 days after written notice is given as provided in the Indenture; (iv) default under any bond, debenture or other Indebtedness of the Trust or any subsidiary, if (a) either (x) such event of default results from the failure to pay any such Indebtedness at maturity or (y) as a result of such event of default, the maturity of such Indebtedness has been accelerated prior to its expressed maturity and such acceleration shall not be rescinded or annulled or the accelerated amount paid within ten days after notice to the Trust of such acceleration, or such Indebtedness having been discharged, and (b) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $10,000,000 or more; (v) certain events of bankruptcy, insolvency or reorganization relating to the Trust, and (vi) any other Event of Default provided with respect to Debt Securities of such series (Section 5.1). The Indenture Supplement with respect to any series of Debt Securities may provide for additional or modified Events of Default for the Debt Securities of such series. If an Event of Default shall occur and be continuing, the Trustee or the holders of a majority in aggregate principal amount of the applicable series of Debt Securities may declare such Debt Securities due and payable (Section 5.2).

111167.5
                                     -18-

      The Indenture will provide that the Trustee shall, within 90 days after the occurrence of any default or Event of Default with respect to Debt Securities of any series, give to the holders of Debt Securities notice of all uncured defaults or Events of Default known to it. The Trustee shall be protected if in good faith it determines that the withholding of such notice is in the interest of the holders of Debt Securities of any series (Section 6.5).

      The Indenture will provide that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of such series (Section 5.12). The right of a holder to institute a proceeding with respect to the Indenture is subject to certain conditions including notice and indemnity to the Trustee, but the holder has an absolute right to receipt of principal of (and premium, if any) and interest on such holder's Debt Security on or after the respective due dates expressed in Debt Securities and to institute suit for the enforcement of any such payments (Section 5.8).

      The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of such series waive certain past defaults, except a default in payment of the principal of (and premium, if any) or interest on any Debt Securities of such series or in respect of certain provisions of the Indenture which cannot be modified or amended without the consent of the holder of each Debt Security affected thereby (Section 5.13).

      The Trust will be required to furnish the Trustee annually a statement of certain officers of the Trust stating whether or not they know of any Default or Events of Default (as defined in the Indenture) and, if they have such knowledge, a description of the efforts to remedy the same (Section 10.8).

Global Securities

      Debt Securities of a series may be issued in whole or in part in the form of one or more global or book-entry securities ("Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                         DESCRIPTION OF CAPITAL STOCK

      The description of the Capital Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Declaration of

111167.5
                                     -19-

Trust and the Trust's Bylaw, as amended (the "Bylaw"), copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

General

      Under the Declaration of Trust, the Trust has authority to issue up to
23.5 million shares of Capital Stock, consisting of 17.5 million Common Shares, par value $1.00 per share, and six million Preferred Shares, par value $1.00 per share. At October 16, 1996, there were approximately 11,563,199 Common Shares issued and outstanding and no Preferred Shares issued or outstanding.

Common Shares

      All Common Shares offered hereby have been duly authorized and will, when issued and paid for as described in the applicable Prospectus Supplement, be fully paid and non-assessable. All outstanding Common Shares participate equally in distributions when and as declared by the Board of Trustees and in the assets available for distribution after payment of liabilities and of the preferential amounts, if any, as to which holders of any Preferred Shares then outstanding may be entitled upon the termination of the Trust. Shareholders of the Trust do not have any preemptive rights. Shareholders of record are entitled to cast one vote for each Common Share held on all matters presented for a vote of the shareholders. Except as set forth below, in meetings where a quorum is present, shareholder action requires approval of a majority of the votes cast.

      The Declaration of Trust provides that, subject to the provisions of any series of Preferred Shares then outstanding, the affirmative vote of the holders of Common Shares representing not less than 66-2/3% of the total votes authorized to be cast by shares of all classes which are present in person or by proxy and entitled to vote and voting in the election of Trustees at such meeting is required for the election of each of the nominees for Trustee (i.e., 66-2/3% of the votes cast). The Board of Trustees is divided into three classes. Each class to be elected is generally voted upon every three years. In the event that no nominee for a particular trusteeship receives the requisite number of votes for election to such trusteeship at the annual meeting of shareholders at which such nominee is standing for election, the incumbent Trustee would remain in such office until the next annual meeting and until a successor is elected and qualified. At that meeting, such nominee would stand for election for the remainder of such term, together with the nominees for the class whose term then expires. Cumulative voting for the election of Trustees is not permitted. Except as provided in the provisions of any series of Preferred Shares at the time outstanding, the provisions of the Declaration of Trust may be amended or repealed, without the approval of the Board of Trustees, by the affirmative vote of the holders of not less than 80% of each class of outstanding voting shares of Capital Stock. In addition, the approval of not less than 66-2/3% of the whole Board of Trustees (the "whole Board" being the number of Trustees theretofore established by Board resolution), together with the approval of the

111167.5
                                     -20-
holders of a majority of the outstanding voting shares of Capital Stock, is required to amend the Declaration of Trust or to terminate the Trust or for a merger or sale of all or substantially all of the assets of the Trust.

      The Declaration of Trust also provides that special meetings of shareholders may be called by a majority of the Trustees and, subject to the provisions of any series of Preferred Shares then outstanding, shall be called by any Trustee upon the written request of shareholders holding not less than 50% of the total outstanding shares of Capital Stock of all classes entitled to vote at such a meeting.

      Shareholders are entitled to receive distributions when and as declared by the Board of Trustees out of funds legally available therefor. In the event of termination, shareholders are entitled to share ratably in the assets available for distribution after payment of liabilities and of such preferential amounts, if any, as the holders of any Preferred Shares at the time outstanding shall be entitled. There are no conversion, redemption (except as may be necessary for REIT qualification), exchange, sinking fund, or similar provisions regarding the Common Shares.

      The transfer agent and registrar for the Common Shares is BostonEquiServe, L.P.

Preferred Shares

      General. Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. The Trustees are authorized to issue the Preferred Shares in series and to establish from time to time the number of Preferred Shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Preferred Shares of each series.

      Terms. The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration of Trust and Bylaw and any applicable additional amendment to the Declaration of Trust designating terms of a series of Preferred Shares (a "Designating Amendment").

      Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

      (a) The title and stated value of such Preferred Shares;


111167.5
                                     -21-

      (b) The number of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

      (c) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

      (d) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

      (e) The voting rights, if any, of such Preferred Shares;

      (f) The procedures for any auction and remarketing, if any, for such Preferred Shares;

      (g) The provision for a sinking fund, if any, for such Preferred Shares;

      (h) The provision for redemption, if applicable, of such Preferred Shares;

      (i) Any listing of such Preferred Shares on any securities exchange;

      (j) If convertible, the terms and conditions upon which such Preferred Shares will be convertible into Common Shares, including the initial conversion price (or manner of calculation thereof) and the conversion period;

      (k) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

      (l) A discussion of federal income tax considerations applicable to such Preferred Shares;

      (m) The relative ranking and preference of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

      (n) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust; and

      (o) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Trust as a REIT.

      Rank. Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all classes or series of Common Shares, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued

111167.5
                                     -22-
by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities.

      Dividends. Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees, out of assets of the Trust legally available for payment, dividends in such form, at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Trust on such record dates as shall be fixed by the Board of Trustees.

      Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

      If Preferred Shares of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Trust of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of

111167.5
                                     -23-
such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

      Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other shares of capital stock ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Shares, or any other capital stock of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares, or any other shares of capital stock of the Trust ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other capital stock of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

      Any dividend payment made on shares of a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

      Redemption. If so provided in the applicable Prospectus Supplement, the Preferred Shares shall be subject to mandatory redemption or redemption at the option of the Trust, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

      The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the

111167.5
                                     -24-
date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Trust, the terms of such Preferred Shares may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable shares of capital stock of the Trust pursuant to conversion provisions specified in the applicable Prospectus Supplement.

      Notwithstanding the foregoing, unless (i) if a series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and
(ii) if a series of Preferred Shares does not have a cumulative dividend, full dividends on all of the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Shares shall be redeemed unless all outstanding shares of Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless
(i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital stock of the Trust ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

      If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption

111167.5
                                     -25-
is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Trust.

      Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Trust. Each notice shall state: (i) the redemption date; (ii) the number and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

      Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of Capital Stock ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Trust legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of Capital Stock ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of Capital Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

111167.5
                                     -26-

      If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of Capital Stock ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

      Voting Rights. Holders of the Preferred Shares will not have any voting rights, except as set forth below or as indicated in the applicable Prospectus Supplement.

      Whenever dividends on any Preferred Shares shall be in arrears for six or more consecutive quarterly periods, the holders of such Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of the Trust at a special meeting called by the holders of record of at least twenty-five percent (25%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until (i) if such series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees will be increased by two trustees.

      Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares of a series remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least a majority of such series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class),
(i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or the Designating Amendment for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and

111167.5
                                     -27-
adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Preferred Shares of such series shall have been redeemed or called for redemption and sufficient funds shall have been set aside by the Trust in trust for the benefit of the holders of such shares to effect such redemption.

      Conversion Rights. The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

      Restrictions on Ownership. As discussed below under "Description of Capital Stock--Repurchase and Transferability of Shares," for the Trust to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Trust in meeting this requirement, the Trust may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Trust's outstanding equity securities, including any Preferred Shares. Therefore, the Designating Amendment for each series of Preferred Shares may contain provisions restricting the ownership and transfer of the Preferred

111167.5
                                     -28-

Shares. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Shares.

     Transfer Agent and Registrar. The transfer agent and registrar for the Preferred Shares will be set forth in the applicable Prospectus Supplement.

Shareholder Liability to Third Persons and Indemnification by Trust

      The Declaration of Trust provides that shareholders shall not be personally liable in connection with the property or affairs of the Trust. The Declaration of Trust further provides that the Trust shall indemnify and hold harmless each shareholder from all claims and liabilities to which the shareholders may become subject by reason of his being or having been a shareholder, and that the Trust shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with such claim or liability. In addition, the Trust is required to, and as a matter of practice does, insert a recital in every written instrument creating any obligation of the Trust that such obligation is not binding upon any of the Trustees or shareholders personally. However, with respect to tort claims and contractual claims where shareholder liability is not disavowed as provided above, claims for taxes and certain statutory liabilities, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Trust. The Declaration of Trust provides that upon payment of any such claim the shareholders will be entitled to reimbursement from the Trust. Inasmuch as the Trust carries public liability insurance, any risk of personal liability to shareholders is limited to situations in which the Trust's assets plus its insurance coverage would be insufficient to satisfy the claims against the Trust and its shareholders. The Trust intends, as a matter of general policy, to make investments with a view to avoiding, to the extent possible, shareholder liability for obligations of the Trust by making such investments based on advice of counsel, or with due consideration as to the availability of indemnification or insurance coverage, as well as other considerations. Since the organization of the Trust as a REIT in 1971, no claim has ever been asserted against any shareholder personally for any obligation of the Trust by virtue of his status as a shareholder.

Repurchase and Transferability of Shares

      In order for the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of Capital Stock may be owned, directly or constructively, by five or fewer individuals during the last half of the taxable year, and the shares of Capital Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Shares of Capital Stock are not redeemable except that, under the Declaration of Trust, if, in the good faith opinion of the Trustees, ownership of the shares of Capital Stock has or may become concentrated to an extent which may prevent the Trust from qualifying as a REIT, the Trustees have the power, by lot or other means deemed equitable

111167.5
                                     -29-
to them, to prevent the transfer of and/or call for redemption the number of shares of Capital Stock sufficient, in the opinion of the Trustees, to maintain or bring the direct or constructive ownership thereof into conformity with the requirements for qualification as a REIT. Concentrated ownership is restricted under the Declaration of Trust and the Bylaw so that where a shareholder acquires shares of Capital Stock which together with shares of Capital Stock owned as of such date would aggregate in excess of 9% of the shares of Capital Stock outstanding. Such excess shares of Capital Stock will be deemed to be Excess Shares ("Excess Shares"). The Excess Shares will be deemed to be issued and outstanding shares of stock of the Trust and will be freely transferable by the owner thereof. Holders of Excess Shares will not be entitled to exercise any voting rights with respect to such Excess Shares and will not be entitled to receive any dividends or other distributions with respect to such Excess Shares (other than distributions in additional shares of Capital Stock). All dividends and other distributions that would otherwise be payable with respect to Excess Shares will be accumulated by the Trust (or an agent thereof) and deposited in a savings account in a Massachusetts bank or with the Trust's dividend disbursing agent bank, for the benefit of, and be payable to, the holder of such Excess Shares at such time as such Excess Shares shall cease to be Excess Shares.

      The Declaration of Trust requires that each person who becomes the owner of Excess Shares immediately give notice or cause to be given notice to the Trust thereof and such other information as the Trust may reasonably require of such person with respect to identifying all owners and amount of ownership of its outstanding capital stock.

      The Excess Shares provisions may have the effect of delaying, deferring or preventing the acquisition of control of the Trust. However, the Declaration of Trust provides that such Excess Shares provisions shall not apply to shares of capital stock acquired by an underwriter in a public offering of Securities of the Trust, or in any transaction involving the issuance of Securities by the Trust, in which a majority of the Trustees determine that such Securities will timely distribute such Securities to or among others such that following such distribution none of such Securities will be Excess Shares.

Amendment of Declaration of Trust by Trustees

      The Trustees may, by a 66-2/3% vote of the Trustees then in office, amend provisions of the Declaration of Trust from time to time without a vote of Shareholders to the extent deemed by the Trustees in good faith to be necessary, among other things, (a) to meet the requirements for qualification as a REIT under the Code or (b) to increase or decrease the number of authorized shares of Capital Stock.


111167.5
                                     -30-

Shareholder Rights and Certain Other Plans

      On June 21, 1989, the Board of Trustees adopted a shareholder rights plan (the "Shareholder Rights Plan"). Under such plan, one right was attached to each outstanding Common Share on July 5, 1989, and one right will be attached to each Common Share thereafter issued. Each right entitles the holder to purchase, under certain conditions, one one-hundredth of a share of Series A participating preferred stock for $60. The rights may also, under certain conditions, entitle the holders to receive Common Shares, common shares of an entity acquiring the Trust, or other consideration, each having a value equal to twice the exercise price of each right ($120). 150,000 of such Preferred Shares have been designated as Series A participating Preferred Shares and are reserved for issuance under the Shareholder Rights Plan. The rights are redeemable by the Trust at a price of $.01 per right. If not exercised or redeemed, all rights expire on July 5, 1999. The Board of Trustees has reserved the right to extend the Plan. The description and terms of the rights are set forth in a Shareholder Rights Agreement between the Trust and The First National Bank of Boston, as Rights Agent.

      The Board of Trustees also adopted a severance compensation plan (the "Severance Compensation Plan") for officers in the event of a "hostile takeover," which includes the following events, if not approved by two-thirds of the members of the Board of Trustees in office immediately prior to the occurrence of any such event: (i) the election as Trustee(s) in any year of one or more persons not nominated by at least two-thirds of the Board of Trustees in office prior to such election; (ii) a business combination such as a merger;
(iii) the acquisition of 15% or more of the voting power of the Trust's securities by any person or entity; or (iv) the failure of the Trust to qualify as a REIT for tax purposes by reason of more than 50% in value of the Trust's voting securities outstanding being held by five or fewer individuals. All full time officers who have completed a minimum of 36 months of continuous employment with the Trust are eligible under the Severance Compensation Plan and will be entitled to severance compensation equal to three months compensation for each 12 months of employment based on the highest total annual compensation rate earned prior to the hostile takeover, subject to certain maximum payment limitations.

      The Shareholder Rights Plan, the Severance Compensation Plan and certain provisions of the Declaration of Trust and the Bylaw may have the effect of perpetuating the existing management of the Trust or discouraging any attempt by a third party to gain control of the Board of Trustees in the future.

                            DESCRIPTION OF WARRANTS

      The Trust may issue warrants or rights (collectively, the "Warrants") for the purchase of any series of Debt Securities or Common Shares of the Trust.

111167.5
                                     -31-

Warrants may be issued independently or together with any other Securities and may be attached to or separate from such Securities.

      Each series of Warrants will be issued under a separate warrant agreement or rights agreement (each, a "Warrant Agreement") to be entered into between the Trust and a warrant agent or rights agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Trust in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

      The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (a) the title of such Warrants; (b) the aggregate number of such Warrants; (c) the price or prices at which such Warrants will be issued; (d) the designation, aggregate principal amount and terms of the Securities purchasable upon exercise of such Warrants; (e) the designation and terms of the Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security; (f) if applicable, the date on and after which such Warrants and the related Securities will be separately transferable; (g) the price at which the Securities purchasable upon exercise of such Warrants may be purchased; (h) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (i) the minimum or maximum amount of such Warrants that may be exercised at any one time; (j) information with respect to book-entry procedures, if any; (k) a discussion of certain federal income tax considerations; and (l) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                      DESCRIPTION OF UNITS OF SECURITIES

      The Trust may issue Units consisting of two or more other constituent Securities, which Units may be issuable as, and for the period of time specified therein may be transferable as, a single Security only, as distinguished from the separate constituent Securities comprising such Units. Any such Units will be offered pursuant to a Prospectus Supplement which will (a) identify and designate the title of any series of Units; (b) identify and describe the separate constituent Securities comprising such Units; (c) set forth the price or prices at which such Units will be issued; (d) describe, if applicable, the date on and after which the constituent Securities comprising the Units will become separately transferable; (e) provide information with respect to book-entry procedures, if any; (f) discuss applicable federal income tax considerations relating to the Units; and (g) any other terms of the Units and their constituent Securities.

                             PLAN OF DISTRIBUTION

      The Trust may sell Securities through underwriters or dealers, directly to one or more purchasers, or through agents. Direct sales to investors may be

111167.5
                                     -32-
accomplished through subscription offerings or through subscription rights distributed to the Trust's shareholders directly or through agents.

      The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at negotiated prices.

      In connection with the sale of Securities, underwriters or agents may receive compensation from the Trust or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Trust, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Trust will be described, in the applicable Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the NYSE. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Trust may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

      Under agreements into which the Trust may enter, underwriters will be, and dealers and agents who participate in the distribution of Securities may be, entitled to indemnification by the Trust against certain liabilities, including liabilities under the Securities Act.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Trust in the ordinary course of business.

      If so indicated in the applicable Prospectus Supplement, the Trust may itself, or may authorize underwriters or other persons acting as the Trust's agents to solicit offers by certain institutions to purchase Securities from the Trust pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies,

111167.5
                                     -33-
educational and charitable institutions and others, but in all cases such institutions must be approved by the Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

      In the event the Trust acquires real estate properties through an affiliated operating partnership (or similar acquisition vehicle) which may be organized for such purpose (an "Operating Partnership"), interests in such Operating Partnership (collectively, the "Interests") would be issued in exchange for such property. If applicable, a Prospectus Supplement may cover the issuance by the Trust of Common Shares in exchange for Interests, in accordance with the terms of any applicable agreements relating to the acquisition of such properties.

      In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, Securities may not be sold in certain states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities offered hereby may not simultaneously engage in market making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution.

                                 LEGAL MATTERS

      Certain legal matters, including the legality of the Securities, will be passed upon for the Trust by Olshan Grundman Frome & Rosenzweig LLP. Members of Olshan Grundman Frome & Rosenzweig LLP own an aggregate of 15,015 Common
Shares and hold options to purchase an aggregate of 23,400 Common Shares.

                                    EXPERTS

      The financial statements and schedules of the Trust as of November 30, 1995 and 1994, and for each of the years in the three-year period ended November 30, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Trust issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

111167.5
                                     -34-

      The Historical Summary of Gross Income and Direct Operating Expenses of Two Portland Square, One Portland Square and One Portland Square Parking Lot for the year ended December 31, 1995 appearing in MGI Properties' current report on Form 8-K dated July 2, 1996 as amended on September 16, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such Historical Summary of Gross Income and Direct Operating Expenses are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

111167.5
                                     -35-

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:

SEC Registration fee...........................           $ 30,303.03

Stock Exchange listing.........................             20,000.00

Printing and engraving.........................              5,000.00

Accounting fees and expenses...................             10,000.00

Legal fees and expenses........................             35,000.00

Miscellaneous expenses.........................             20,000.00
                                                          ------------
Total..........................................           $120,303.03
                                                          ============


      All expenses in connection with the issuance and distribution of the Securities being offered will be borne by the Trust.

Item 15.   Indemnification of Trustees and Officers
--------   -----------------------------------------

      Section 5.3 of the Second Amended and Restated Declaration of Trust, as amended, of MGI Properties (the "Trust") provides as follows:

      The Trust shall indemnify each of its Trustees, officers, employees and agents (including any Person who serves at its written request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as Trustee or as an officer, employee or agent, of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that a Trustee adjudicated to have been grossly negligent (i.e., found to have breached his fiduciary duty of care) may nevertheless be indemnified pursuant to the provisions of this paragraph consistent with the provisions of Section 5.2; and provided, further, however, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be

111167.5
                                     II-1
approved as in the best interest of the Trust by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

      Any action taken by or conduct on the part of the Adviser, a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Section 2.16 or 3.4 hereof shall not, for purposes of this Declaration of Trust (including, without limitation, Sections
5.1 and 5.2 hereof and this Section 5.3), constitute bad faith, willful misconduct, gross negligence or reckless disregard of his duties, or failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

Item 16.    Exhibits.
--------    ---------

            Exhibit Index
            -------------

Exhibit
-------


    **1   Form of Underwriting Agreement

      3(a) Second Amended and Restated Declaration of Trust of MGI Properties, as amended, incorporated by reference to Trust's (i) Annual Report on Form 10-K for the fiscal year ended November 30, 1981, (ii) Report on Form 8-K filed on January 13, 1983, (iii) Amendment No. 1 to the Trust's Registration Statement on Form S-2 filed on June 7, 1985,
           (iv) Annual Report on Form 10-K for the fiscal year ended November 30, 1986, (v) Annual Report on Form 10-K for the fiscal year ended November 30, 1987, (vi) Registration Statement on Form S-8 filed on May 3, 1988, (vii) Registration Statement on Form S-4 filed on November 10, 1988 (Reg. No. 33-25495), (viii) Annual Report on Form 10-K for the fiscal year ended November 30, 1989, (ix) Report on Form


111167.5
                             II-2

           8-K dated March 21, 1989 and (x) Quarterly Report Form 10-Q for quarter ended May 31, 1995.

      3(b) Bylaw of MGI Properties, as amended, incorporated by reference to the Trust's (i) Report on Form 8-K filed on January 12, 1983 and (ii) Report on Form 8-K dated March 21, 1989.

     *4(a) Form of Indenture between MGI Properties and the trustee thereunder.

     *4(b) Form of Warrant Agreement between MGI Properties and the warrant agent thereunder.

    **4(c) Terms of Preferred Shares as set forth in resolution of the Board of Trustees of MGI Properties.

    **4(d) Form of certificate of Preferred Shares.

      *5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

    *23(a) Consent of KPMG Peat Marwick LLP.

    *23(b) Consent of Ernst & Young.

     23(c) Consent of Olshan Grundman Frome & Rosenzweig LLP (included within
           Exhibit 5).


     24(a) Powers of Attorney (included on page II-4).

    **25 Statement of Eligibility of indenture trustee on Form T-1.



--------------

*     Filed herewith.

** To be filed by amendment or incorporated by subsequent reference.


Item 17.    Undertakings
-------     ------------

            The undersigned registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


111167.5
                                     II-3

                  b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The undersigned registrant hereby undertakes, in connection with securities to be offered pursuant to warrants, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

            The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsections (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

111167.5
                                      II-4

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, on October 31, 1996.

                                                 MGI PROPERTIES

                                                 By:   /s/ W. Pearce Coues
                                                       -------------------------
                                                       W. Pearce Coues
                                                       Chairman of the Board of
                                                       Trustees and Chief
                                                       Executive Officer

                            POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and Trustees of MGI Properties hereby constitutes and appoints W. Pearce Coues, Robert Ware and Phillip C. Vitali and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable MGI Properties to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


             Signatures                       Capacity                       Date
             ----------                       --------                       ----
/s/ W. Pearce Coues                   Chairman of the Board of          October 31, 1996
---------------------------           Trustees and Chief
W. Pearce Coues                       Executive Officer
                                      (Principal Executive
                                      Officer)

/s/ Phillip C. Vitali                 Executive Vice President,         October 31, 1996
---------------------------           Chief Financial Officer
Phillip C. Vitali                     and Treasurer (Principal
                                      Financial Officer)

/s/ David P. Morency                  Controller (Principal             October 31, 1996
---------------------------           Accounting Officer)
David P. Morency

111167.5
                                      II-5





/s/ George S. Bissell                 Trustee                           October 31, 1996
---------------------------
George S. Bissell

/s/ Herbert D. Conant                 Trustee                           October 31, 1996
---------------------------
Herbert D. Conant

/s/ Francis P. Gunning                Trustee                           October 31, 1996
---------------------------
Francis P. Gunning

/s/ Colin C. Hampton                  Trustee                           October 31, 1996
---------------------------
Colin C. Hampton

/s/ George M. Lovejoy, Jr.            Trustee                           October 31, 1996
---------------------------
George M. Lovejoy, Jr.

/s/ Rodger P. Nordblom                Trustee                           October 31, 1996
---------------------------
Rodger P. Nordblom

/s/ William F. Murdoch, Jr.           Trustee                           October 31, 1996
---------------------------
William F. Murdoch, Jr.



111167.5
                                      II-6

                                                                  EXHIBIT 4(a)

===============================================================================


                              -------------------



                                 MGI PROPERTIES,

                                    as Issuer

                                       TO

                               [NAME OF TRUSTEE],

                                   as Trustee



                        __% [Convertible] Debt Securities



                              -------------------


                                  -----------

                                    INDENTURE

                            Dated as of _________, __


                                  -----------



===============================================================================



112982.4

                                MGI PROPERTIES

      Reconciliation and tie between Trust Indenture Act of 1939 (the "TIA"), as amended by the Trust Reform Act of 1990, and the Indenture, dated as of _____________, 19__.

    Trust Indenture Act Section                Indenture Section

          ss.310  (a)(1)                       6.9
                  (a)(2)                       6.9
                  (a)(3)                       Not Applicable
                  (a)(4)                       Not Applicable
                  (a)(5)                       6.9
                  (b)                          6.9
          ss.311  (a)                          6.10
                  (b)                          6.10
                  (c)                          Not Applicable
          ss.312  (a)                          7.1, 7.2
                  (b)                          7.2(b)
                  (c)                          7.2(c)
          ss.313  (a)                          7.3
                  (b)                          7.3
                  (c)                          7.3
                  (d)                          7.3
          ss.314  (a)                          7.4
                  (b)                          Not Applicable
                  (c)(1)                       1.3
                  (c)(2)                       1.3
                  (c)(3)                       Not Applicable
                  (d)                          Not Applicable
                  (e)                          1.3
                  (f)                          Not Applicable
          ss.315  (a)                          6.1(b)
                  (b)                          6.5
                  (c)                          6.1(a)
                  (d)                          6.1(c)
                  (e)                          5.14
          ss.316  (a)(last sentence)           1.1 ("Outstanding")
                  (a)(1)(A)                    5.2, 5.12
                  (a)(1)(B)                    5.13
                  (a)(2)                       Not Applicable
                  (b)                          5.8
                  (c)                          1.5
          ss.317  (a)(1)                       5.3
                  (a)(2)                       5.4
                  (b)                          10.3
          ss.318  (a)                          1.8




112982.4
                                     (i)

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

      Attention should also be directed to Section 318(c) of the TIA, which provides that the provisions of Sections 310 to and including 317 of the TIA are a part of and govern every qualified Indenture, whether or not physically contained therein.

112982.4
                                     (ii)

                               TABLE OF CONTENTS

      NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

      ARTICLE 1 - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            SECTION 1.1.  Definitions........................................1
            SECTION 1.2.  Incorporation by Reference to Trust Indenture Act.10
            SECTION 1.3.  Compliance Certificates and Opinions..............11
            SECTION 1.4.  Form of Documents Delivered to Trustee............12
            SECTION 1.5.  Acts of Holders...................................12
            SECTION 1.6.  Notices, Etc., to Trustee and the Trust...........14
            SECTION 1.7.  Notice to Holders; Waiver.........................14
            SECTION 1.8.  Conflict with Trust Indenture Act.................15
            SECTION 1.9.  Effect of Headings and Table of Contents..........15
            SECTION 1.10. Successors and Assigns............................15
            SECTION 1.11. Severability Clause...............................15
            SECTION 1.12. Benefits of Indenture.............................15
            SECTION 1.13. Governing Law.....................................15
            SECTION 1.14. Legal Holidays....................................16
            SECTION 1.15. Shareholders, Employees, Officers and Trustees
                          of Trust Exempt from Individual Liability.........16

                          ARTICLE 2 - SECURITY FORMS

            SECTION 2.1.  Forms Generally...................................16
            SECTION 2.2.  Securities in Global Form.........................17

                          ARTICLE 3 - THE SECURITIES

            SECTION 3.1.  Amount Unlimited Issuable in Series...............18
            SECTION 3.2.  Denominations.....................................21
            SECTION 3.3.  Execution, Authentication, Delivery and Dating....21
            SECTION 3.4.  Temporary Securities..............................23
            SECTION 3.5.  Registration, Registration of Transfer and
                          Exchange..........................................23
            SECTION 3.6.  Mutilated, Destroyed, Lost and Stolen Securities..25
            SECTION 3.7.  Payment of Interest; Interest Rights Preserved;
                          Paying Agent Definitions..........................26
            SECTION 3.8.  Persons Deemed Owners.............................28
            SECTION 3.9.  Cancellation......................................28
            SECTION 3.10. Computation of Interest...........................29


112982.4
                                 (iii)

                    ARTICLE 4 - SATISFACTION AND DISCHARGE

            SECTION 4.1.  Satisfaction, Discharge and Defeasance of the
                          Securities of Indenture...........................29
            SECTION 4.2.  Application of Trust Money........................30
            SECTION 4.3.  Paying Agent to Repay Monies Held.................30
            SECTION 4.4.  Return of Unclaimed Monies........................31
            SECTION 4.5.  Reinstatement.....................................31

                       ARTICLE 5 - DEFAULTS AND REMEDIES

            SECTION 5.1.  Events of Default.................................31
            SECTION 5.2.  Acceleration of Maturity; Rescission and
                          Annulment.........................................34
            SECTION 5.3.  Collection of Indebtedness and Suits for
                          Enforcement by Trustee............................35
            SECTION 5.4.  Trustee May File Proofs of Claim..................36
            SECTION 5.5.  Trustee May Enforce Claims Without Possession
                          of Securities.....................................37
            SECTION 5.6.  Application of Money Collected....................37
            SECTION 5.7.  Limitations on Suits..............................37
            SECTION 5.8.  Unconditional Right of Holders to Receive
                          Principal, Premium, if any, and Interest..........38
            SECTION 5.9.  Restoration of Rights and Remedies................39
            SECTION 5.10. Rights and Remedies Cumulative....................39
            SECTION 5.11. Delay or Omission Not Waiver......................39
            SECTION 5.12. Control by Holders................................39
            SECTION 5.13. Waiver of Past Defaults...........................40
            SECTION 5.14. Undertaking for Costs.............................41
            SECTION 5.15. Waiver of Stay or Extension Laws..................41

                            ARTICLE 6 - THE TRUSTEE

            SECTION 6.1.  Certain Duties and Responsibilities of the
                          Trustee...........................................41
            SECTION 6.2.  Certain Rights of Trustee.........................43
            SECTION 6.3.  Individual Rights of Trustee......................43
            SECTION 6.4.  Trustee's Disclaimer..............................44
            SECTION 6.5.  Notice of Defaults................................44
            SECTION 6.6.  Compensation and Indemnity........................44
            SECTION 6.7.  Replacement of Trustee............................45
            SECTION 6.8.  Successor Trustee by Merger, Etc..................46
            SECTION 6.9.  Eligibility; Disqualification.....................46
            SECTION 6.10. Preferential Collection of Claims Against Trust...46
            SECTION 6.11. Appointment of Authenticating Agent...............46


112982.4
                                  (iv)

          ARTICLE 7 - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND TRUST

            SECTION 7.1.  Trust to Furnish Trustee Names and Addresses of
                          Holders...........................................48
            SECTION 7.2.  Preservation of Information; Communications to
                          Holders...........................................48
            SECTION 7.3   Reports by Trustee to Holders.....................49
            SECTION 7.4   Reports by Trust..................................49

                  ARTICLE 8 - SUCCESSOR CORPORATION OR TRUST

            SECTION 8.1   When Trust May Merge, Etc.........................50
            SECTION 8.2   Successor Corporation or Trust Substituted........50

                      ARTICLE 9 - SUPPLEMENTAL INDENTURES

            SECTION 9.1   Supplemental Indentures Without Consent of
                          Holders...........................................51
            SECTION 9.2   Supplemental Indentures with Consent of Holders...51
            SECTION 9.3   Compliance with Trust Indenture Act...............53
            SECTION 9.4   Revocation and Effect of Consents.................53
            SECTION 9.5   Notation On or Exchange of Securities.............53
            SECTION 9.6   Effect of Supplemental Indentures.................54
            SECTION 9.7   Reference in Securities to Supplemental
                          Indentures........................................54

                            ARTICLE 10 - COVENANTS

            SECTION 10.1  Payment of Principal, Premium and Interest........54
            SECTION 10.2  Maintenance of Office or Agency...................54
            SECTION 10.3  Money for Securities Payments to Be Held in Trust.54
            SECTION 10.4  Trust Existence...................................55
            SECTION 10.5  Maintenance of Properties.........................56
            SECTION 10.6  Insurance.........................................56
            SECTION 10.7  SEC Reports.......................................56
            SECTION 10.8  Compliance Certificates...........................57
            SECTION 10.9  Limitation on Dividends and Other Distributions...57
            SECTION 10.10 Payment of Taxes and Other Claims.................57
            SECTION 10.11 Defeasance of Certain Obligations.................58

                     ARTICLE 11 - REDEMPTION OF SECURITIES

            SECTION 11.1  Applicability of Article..........................59
            SECTION 11.2  Election to Redeem; Notice to Trustee.............59
            SECTION 11.3  Selection by Trustee of Securities to Be Redeemed.59
            SECTION 11.4  Notice of Redemption..............................60
            SECTION 11.5  Deposit of Redemption Price.......................61
            SECTION 11.6  Securities Payable on Redemption Date.............61

112982.4
                                  (v)

            SECTION 11.7  Securities Redeemed in Part.......................61

                          ARTICLE 12 - SINKING FUNDS

            SECTION 12.1  Applicability of Article..........................62
            SECTION 12.2  Satisfaction of Sinking Fund Payments with
                          Securities........................................62
            SECTION 12.3  Redemption of Securities for Sinking Fund.........62

                ARTICLE 13 - REPAYMENT AT THE OPTION OF HOLDERS

            SECTION 13.1  Applicability of Article..........................63

                       ARTICLE 14 - MEETINGS OF HOLDERS

            SECTION 14.1  Purposes of Holders' Meetings.....................63
            SECTION 14.2  Call of Meetings by Trustee.......................64
            SECTION 14.3  Call of Meetings by Trust or Holders..............64
            SECTION 14.4  Qualifications for Voting.........................64
            SECTION 14.5  Regulations.......................................64
            SECTION 14.6  Voting............................................65
            SECTION 14.7  Rights of Trustee or Holders Not Delayed..........65

                     ARTICLE 15 - SUBORDINATION; SENIORITY

            SECTION 15.1  Securities Subordinated to Senior Indebtedness....66
            SECTION 15.2  Trust Not to Make Payments with Respect to
                          Securities in Certain Circumstances...............66
            SECTION 15.3  Subrogation of Securities.........................68
            SECTION 15.4  Authorization by Holders of Securities............69
            SECTION 15.5  Notices of Trustee................................69
            SECTION 15.6  Trustee's Relation to Senior Indebtedness.........70
            SECTION 15.7  No Impairment of Subordination....................71
            SECTION 15.8  Article 15 Not To Prevent Events of Default.......71
            SECTION 15.9  Paying Agents Other Than the Trustee..............71

                     ARTICLE 16 - CONVERSION OF SECURITIES

            SECTION 16.1  Right of Conversion; Conversion Price.............71
            SECTION 16.2  Issuance of Shares on Conversion..................72
            SECTION 16.3  No Adjustment for Interest or Dividends...........73
            SECTION 16.4  Adjustment of Conversion Price....................73
            SECTION 16.5  Notice of Adjustment of Conversion Price..........75
            SECTION 16.6  Notice of Certain Trust Action....................76
            SECTION 16.7  Taxes on Conversions..............................77

112982.4
                                  (vi)

            SECTION 16.8  Fractional Shares.................................77
            SECTION 16.9  Cancellation of Converted Securities..............77
            SECTION 16.10 Provisions in Case of Consolidation,
                          Merger or Sale of Assets..........................77
            SECTION 16.11 Disclaimer by Trustee of Responsibility for
                          Certain Matters...................................78
            SECTION 16.12 Covenant to Reserve Shares........................78

EXHIBIT A - FORM OF SECURITY

112982.4
                                    (vii)

      INDENTURE, dated as of _________________, by and between MGI PROPERTIES, a Massachusetts trust (the "Trust"), having its principal office at One Winthrop Square, Boston, Massachusetts 02110, and _____________________ (the "Trustee").

                             RECITALS OF THE TRUST

      The Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of its [convertible] securities (hereinafter being collectively referred to as the "Securities") evidencing its [convertible] unsecured indebtedness, unlimited as to principal amount, to bear interest at the rates, to mature at such times[, to be convertible into shares of the capital stock of the Trust], and to have such other provisions, as shall be fixed as hereinafter provided.

      This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

      All things necessary to make this Indenture a valid agreement of the Trust, in accordance with its terms, have been done.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


      ARTICLE 1 - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.  Definitions.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article 1 have the meanings assigned them in this Article, and include the plural as well as the singular;

            (2) whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All terms used herein which are defined in the TIA, either directly or by reference therein, have the meaning assigned to them therein;


112982.4

            (3) all accounting terms, not otherwise defined herein, have the meanings assigned them in accordance with GAAP; and

            (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section or other subdivision.

      "Act," when used herein with respect to any Holder, has the meaning set forth in Section 1.5.

      "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct to cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

      "Agent" means any Authenticating Agent, Security Registrar, Paying Agent, Conversion Agent, co-registrar or agent for service of notices and demands.

      "Authenticating Agent" means any Person or Persons authorized from time to time by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate Securities of one or more series.

      "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or State law for the relief of debtors.

      "Board of Trustees" means the Board of Trustees of the Trust or any Committee thereof.

      "Board Resolution" means a resolution certified by the Secretary or an Assistant Secretary of the Trust to have been duly adopted by the Board of Trustees and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or the Securities of any series, means, unless specified with respect to such Securities pursuant to
Section 3.1, any day, other than Saturday or Sunday, that is neither a legal holiday, nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.


112982.4
                                     -2-

      "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including Common Shares and Preferred Shares issued or authorized for issuance, in series or otherwise, all in accordance with the Declaration of Trust.

      "Closing Price" means with respect to the per share price of Common Shares or Preferred Shares, as the case may be, on any Trading Day, (i) the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or (ii) if not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such shares are listed or admitted to trading, or (iii) if such shares are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Trust for that purpose.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

      "Common Shares" of the Trust means every share of each class (however designated) of the Capital Stock that is not a Preferred Share of the Trust issued or authorized for issuance in accordance with the Declaration of Trust.

      "Conversion Agent" means any Person authorized by the Trust to act as a conversion agent pursuant to this Indenture for purposes of Article 16.

      "Conversion Price" has the meaning set forth in Section 16.1.

      "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at
____________ ________________.

      "Custodian" means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

      "Declaration of Trust" means the Trust's Second Amended and Restated Declaration of Trust, as amended, as further amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

      "Defaulted Interest" has the meaning specified in Section 3.7.

      "Depositary" means with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as the "Depositary" by the Trust pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such

112982.4
                                     -3-

Person, the "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of that series. Each Depositary must, at the time of its designation and at all times while it serves as a Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

      "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time there shall be legal tender for the payment of public and private debts.

      "Events of Default" has the meaning set forth in Section 5.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

      "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States.

      "Global Security" means a Security evidencing all or a part of a series of Securities, issued to and registered in the name of the Depositary for such series, or its nominee, in accordance with Section 3.3, and bearing the legend prescribed in Section 2.2.

      "Holder" means, in the case of a registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a bearer Security, if any, the bearer thereof, and, when used with respect to any coupon, if any, shall mean the bearer thereof.

      "Indebtedness," as applied to any Person, means, without duplication (i) all indebtedness for borrowed money whether or not evidenced by bonds, notes, debentures or a similar instrument, (ii) that portion of obligations with respect to leases that is properly classified as a liability on a balance sheet in accordance with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, (iv) any balance owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof (except any such balance that constitutes (x) a trade payable or an accrued liability arising in the ordinary course of business or (y) a trade draft or note payable issued in the ordinary course of business in connection with the purchase of goods or services), if and to the extent such debt would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(v) all indebtedness for letters of credit or bankers acceptances issued for the account of such Person or performance, surety or similar bonds, (vi) all indebtedness under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, (vii) any liability of others of the kind described in the preceding clauses (i) through (vi), which such Person has guaranteed or which is otherwise its legal liability, and (viii) any and all deferrals, renewals, extensions and refunding of, or amendments,

112982.4
                                     -4-
modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) through (vi); provided, however, that, in computing the "Indebtedness" of any Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof and at the time of determination of such indebtedness, there shall have been deposited with a depositary in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

      "Indenture" means the instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities pursuant to
Section 6.7, "Indenture" shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions of
Article 9 and shall include the terms, as contemplated by Section 3.1, of the particular series of Securities for which such Person is Trustee, exclusive, however, of any provisions or terms which relate solely to any other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee, but to which such Person, as such Trustee, was not a party.

      "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

      "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable, as therein or herein defined, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

      "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Trust.

      "Officers' Certificate" means a certificate signed by two Officers and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion from Olshan Grundman Frome & Rosenzweig LLP or any other legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Trust or the Trustee.

112982.4
                                     -5-

      "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

      "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Trust) in trust or set aside and segregated in trust by the Trust (if the Trust shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

              (iii) Securities, with respect to which the Trust effected defeasance pursuant to or in accordance with this Indenture if the terms of such Securities provided for defeasance pursuant to Section 3.1;

               (iv) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Trust; and

                (v) Securities converted into Common Shares or Preferred Shares pursuant to or in accordance with this Indenture if the terms of such Securities provided for convertibility pursuant to Section 3.1;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA ss. 313, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.2, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the Dollar equivalent, determined as of the date of original issuance of such Security in the manner provided as contemplated by Section 3.1, of the principal amount (or, in the case of an

112982.4
                                     -6-

Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Trust or any other obligor upon the Securities or any Affiliate of the Trust or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities owned as provided in clause (iii) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Trust or any other obligor upon the Securities or any Affiliate of the Trust or of such other obligor.

      "Ownership Limit" as to any Holder or other Person means, on any date of determination, the number of shares of any or all classes or series of Capital Stock with an aggregate value equal to 9% of the aggregate value of all outstanding shares of Capital Stock of the Trust determined in accordance with the principles (including, without limitation, the authority of the Board of Trustees) set forth in Section 8.5.1 of the Declaration of Trust.

      "Paying Agent" means any Person authorized by the Trust to pay the principal of (and premium, if any), or interest on, any Securities on behalf of the Trust.

      "Payment or Distribution" has the meaning set forth in Section 15.1.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Place of Payment", when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Sections 3.1 and 10.2.

      "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

      "Preferred Shares" means, with respect to the Trust, Capital Stock issued by the Trust in accordance with the Declaration of Trust that is entitled to a preference or priority over any other Capital Stock issued by the Trust upon any distribution of the Trust's assets, whether by dividends or upon any voluntary or involuntary liquidation, dissolution or winding up to any other share of such or any class of the Capital Stock.

112982.4
                                     -7-

      "Principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

      "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

      "Redemption Price," when used with respect to the Securities of any series to be redeemed means the price fixed for such redemption pursuant to this Indenture as specified in such Security.

      "Regular Record Date," for the interest payable on any Interest Payment Date on the Securities of or within any series, means the date specified for that purpose as contemplated by Section 3.1, whether or not a Business Day.

      "Responsible Officer," when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether designated by a number or a word or words added before and after the title "vice president"), the secretary, any assistant secretary, the clerk, any assistant clerk, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the officers designated hereinabove and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

      "Rule 13e-3 Transaction" has the meaning set forth in Section 16.6(2).

      "SEC" means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after execution of this instrument the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties on such date.

      "Security" has the meaning set forth in the first recital of this Indenture and, more particularly, means any Security authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to this Indenture as to which such Person is Trustee will have the meaning stated in the first recital of hereof and, more particularly, will mean Securities authenticated and delivered hereunder, exclusive, however, of Securities of any series as to which such Person is not Trustee.

      "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.


112982.4
                                     -8-

      "Senior Indebtedness" means the principal of and interest on, or substantially similar payments to be made by the Trust in respect of, the following, whether outstanding at the date of execution of this Indenture or thereafter incurred, created or assumed: (a) Indebtedness of the Trust for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument, (c) obligations of the Trust as lessee under leases of property either made as part of any sale and lease-back transaction to which the Trust is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the Trust's consolidated financial statements, (e) indebtedness, obligations and liabilities of others in respect of which the Trust is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser of otherwise or which the Trust has agreed to purchase or otherwise acquire, and
(f) any binding commitment of the Trust to fund any real estate investment or to fund any investment in any entity making such real estate investment; but excluding, however, (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Securities, or ranks pari passu with the Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust to substantially the same extent as or to a greater extent than the Securities are subordinated and (3) the Securities. As used in the preceding sentence the term "purchase-money obligations" shall mean indebtedness or obligations evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest but excluding indebtedness or obligations for which recourse is limited to the property purchased) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, but shall not include any trade accounts payable. A distribution may consist of cash, securities or other property.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trust pursuant to Section 3.7.

      "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

      "Subordinated Indebtedness" means the principal, premium, if any, and interest on any Indebtedness of the Trust which by its terms is expressly subordinated in right of payment to the Senior Indebtedness.

      "Subsidiary" means, with respect to any Person, any corporation or other business entity of which securities representing more than 50% of the combined voting power of the total voting stock (or in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that

112982.4
                                     -9-

Person or one or more of the other Subsidiaries of that Person or a combination thereof. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Trust. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      "Trading Day" means each day on which the securities exchange or other market which is used to determine the Closing Price is open for trading or operation.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this indenture was executed, except as provided in Section 9.3.

      "Trust Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice-president, the secretary, any assistant secretary, the clerk, any assistant clerk, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Trust Request" or "Trust Order" means a written request or order signed in the name of the Trust by an Officer and delivered to the Trustee.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series, and if at any time there is more than one such Person, the "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to that series.

      "United States" means the United States of America.

      "U.S. Government Obligations" means direct, noncallable obligations of, or noncallable obligations guaranteed by, the United States for the timely payment of which obligation or guarantee the full faith and credit of the United States is pledged.


112982.4
                                     -10-

SECTION 1.2.  Incorporation by Reference to Trust Indenture Act.
              -------------------------------------------------

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the SEC.

      "indenture securities" means the Securities.

      "indenture security holder" means a Holder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Trust or any other obligor on the indenture securities.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them therein.

SECTION 1.3.  Compliance Certificates and Opinions.
              ------------------------------------

      Upon any application or request by the Trust to the Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to the last paragraph of Section 3.3) shall include:

            (a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

112982.4
                                     -11-

            (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.4.  Form of Documents Delivered to Trustee.
              --------------------------------------

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers, stating that the information with respect to such factual matters is in the possession of the Trust, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.5.  Acts of Holders.
              ---------------

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Trust. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this

112982.4
                                     -12-

Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 1.5. The record of any meeting of Holders of Securities shall be proved in the manner provided in
Section 14.6.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such individual the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The Trust may, in the circumstances permitted by the TIA or by this Indenture, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Trust prior to the first solicitation of a Holder of Securities of such series made by any person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be, except otherwise expressly provided herein. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

      (d) The ownership of Securities shall be proved by the Security Register; as to any matter relating to beneficial ownership interests in any Global Security, the appropriate Depositary's records shall be dispositive for purposes of this Indenture.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Trust in reliance thereon, whether or not notation of such action is made upon such Security.

112982.4
                                     -13-

SECTION 1.6.  Notices, Etc., to Trustee and the Trust.
              ---------------------------------------

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (1) the Trustee by any Holder or by the Trust shall be sufficient for every purpose hereunder if made, given or furnished or filed in writing to or with the Trustee at its ________________________,
      Attention:  ____________,

            (2) the Trust by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Trust addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Trust, Attention: Phillip C. Vitali (with a copy to Victor M. Rosenzweig, Esq., Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022-1170), or

            (3) either the Trustee or the Trust, by the other party, shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by guaranteed overnight courier; if to the Trustee at facsimile number (___) ___-____; and if to the Trust at facsimile number (617) 422-6010.

SECTION 1.7.  Notice to Holders; Waiver.
              -------------------------

      Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


112982.4
                                     -14-

SECTION 1.8.  Conflict with Trust Indenture Act.
              ---------------------------------

      If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the TIA, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.9.  Effect of Headings and Table of Contents.
              ----------------------------------------

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10.  Successors and Assigns.
               ----------------------

      All covenants and agreements in this Indenture by the Trust shall bind its successors and assigns, whether so expressed or not.

SECTION 1.11.  Severability Clause.
               -------------------

      In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12.  Benefits of Indenture.
               ---------------------

      Nothing in this Indenture or in the Securities of any series, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.13.  Governing Law.
               -------------

      This Indenture and the Securities shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts; provided, however, that, solely as to the standards of performance by the Trustee of its obligations hereunder to the extent the Federal laws of the United States are not applicable, the laws in the State in which the principal corporate trust office of the Trustee is located shall govern.


112982.4
                                     -15-

SECTION 1.14.  Legal Holidays.
               --------------

      In any case where any Interest Payment Date, Redemption Date or Stated Maturity of the Securities of any series or the last date on which a Holder has the right to convert or exchange the Securities of any series shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities of such series, other than a provision of the Securities of any series that specifically states that it shall apply in lieu of this Section 1.14) payment of interest or principal (and premium, if any) or conversion or exchange of such Security need not be made at such Place of Payment on such date, but (except as otherwise provided in a Board Resolution, Officers' Certificate or supplemental indenture with respect to Securities of any series) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion or exchange, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.15. Shareholders, Employees, Officers and Trustees of Trust Exempt from Individual Liability.
                  --------------------------------------------------------------

      No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in the Securities of any series, or because of any Indebtedness evidenced thereby, shall be had against any past, present or future shareholder, employee, officer or trustee, as such, of the Trust or of any successor, either directly or through the Trust or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.


                          ARTICLE 2 - SECURITY FORMS

SECTION 2.1.  Forms Generally.
              ---------------

      The Securities of each series shall either be (i) substantially in the form of Exhibit A hereto or (ii) in such form (not inconsistent with this Indenture) as shall be established from time to time by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by

112982.4
                                     -16-
the Secretary or an Assistant Secretary of the Trust and delivered to the Trustee at or prior to the delivery of the Trust Order contemplated by Section
3.3 for the authentication and delivery of such Securities.

      The Trustee's certificates of authentication shall be substantially in the form set forth below:

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                               [NAME OF TRUSTEE],
                                               as Trustee


                                               By
                                                 -------------------------
                                                 Authorized Signature


      The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or mechanically reproduced on safety paper, or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.2.  Securities in Global Form.
              -------------------------

      If Securities of or within a series shall be issuable in the form of one or more Global Securities, then notwithstanding clause (10) of Section 3.1 and the provisions of Section 3.2, any such Global Security or Global Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced from time to time to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Trust Order to be delivered pursuant to Section 3.3 or 3.4 with respect thereto and the records of the registrar for such Global Securities shall be conclusive evidence of the aggregate principal amount outstanding of any Global Security. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Trust Order.


112982.4
                                     -17-

      Unless otherwise specified as contemplated by Section 3.1, payment of principal of and premium, if any, and interest on any Global Security in permanent global form shall be made to the registered Holder thereof.

      Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

            "This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor Depositary or its nominee."


                           ARTICLE 3 - THE SECURITIES

SECTION 3.1.  Amount Unlimited Issuable in Series.
              -----------------------------------

      The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

      The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

            (1) the title of such Securities (which shall distinguish the Securities of the series from all other series of Securities);

            (2) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the Securities of the series shall be payable (if other than Dollars) and the manner of determining the equivalent thereof in Dollars for purposes of the definition of "Outstanding" pursuant to Section 1.1;

            (3) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.5, 3.6, 9.3 or 11.7 and

112982.4
                                     -18-
                  except from any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

            (4) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

            (5) the date or dates, or the method for determining such date or dates, on which the principal of the Securities of the series will be payable;

            (6) the rate or rates, or the method by which such rate or rates shall be determined, at which the Securities of the series will bear interest, if any, and the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method by which such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

            (7) the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of the series will be payable, where such Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Trust in respect of such Securities and this Indenture may be served;

            (8) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which other terms and conditions upon which the Securities of the series may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at the option of the Trust, if the Trust is to have the option;

            (9) the obligation, if any, of the Trust to redeem, repay or purchase the Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which such Securities of the series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;


112982.4
                                     -19-

            (10) whether the Securities of the series will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

            (11) whether the Securities of the series shall be issued in the form of one or more Global Securities and in such case, (a) if registered Securities of the series are to be issuable as a Global Security, the Depositary for such Global Security or Securities, which Depositary shall be a clearing agency registered under the Exchange Act and (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee, if other than as set forth in
                  Section 3.5;

            (12) whether the principal of (and premium, if any), or interest, if any, on the Securities of the series are to be payable, at the election of the Trust or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, an the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

            (13) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

            (14) any deletions from, modifications of, or additions to, the Events of Default or covenants of the Trust with respect to the Securities of such series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

            (15) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

            (16) the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in any applicable supplement hereto, or any modification hereof or thereof;

            (17) the circumstances, if any, under which the Trust will pay any additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge and, if so,

112982.4
                                     -20-
                  whether the Trust will have the option to redeem such Securities in lieu of making such payment;

            (18) if the Securities of the series are to be issued at an original issue discount, the amount of principal, if any, payable upon acceleration of such Securities following an Event of Default; and

            (19) any other terms of the Securities of the series not inconsistent with the provisions of this Indenture.

      All Securities of any one series shall be substantially identical (other than as to denomination) except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate setting forth the terms of such series.

      If any of the terms of a series of Securities are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Trust and delivered to the Trustee at or prior to the delivery to the Trustee of the Officers' Certificate setting forth the terms of such series.

SECTION 3.2.  Denominations.
              -------------

      The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section
3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.3.  Execution, Authentication, Delivery and Dating.
              ----------------------------------------------

      The Securities, if issued, shall be signed by manual or facsimile signature by the Chairman of the Board, the President, or any Vice President of the Trust and countersigned by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Trust. The Trust's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

      If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

      A Security shall not be valid until the Trustee manually signs the certificate of authentication thereon. Such signature shall be conclusive evidence that such Security has been authenticated under this Indenture. The Trustee shall authenticate Securities for original issue upon written order or orders of the Trust signed by two Officers thereof.

      At any time and from time to time after the execution and delivery of this Indenture, the Trust may deliver Securities of any series executed by the Trust to the Trustee for authentication, together with a Trust Order for the

112982.4
                                     -21-
authentication and delivery of such Securities, and the Trustee in accordance with the Trust Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.2) shall be fully protected in relying upon, (a) an Opinion of Counsel stating:

            (1) that the form of such Securities has been established in conformity with the provisions of this Indenture;

            (2) that the terms of such Securities have been established in conformity with the provisions of this Indenture; and

            (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Trust in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Trust, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

and (b) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the knowledge of the signers of such certificate, no Event of Default with respect to any of the Securities shall have occurred and be continuing.

      If all of the Securities of a series are not to be originally issued at the same time, then the documents required to be delivered pursuant to the fourth paragraph of this Section 3.3 must be delivered only once, prior to the authentication and delivery of the first security of such series; provided, however, that any subsequent request by the Trust to the Trustee to authenticate Securities of such series upon original issuance shall be deemed to constitute a representation and warranty by the Trust that, as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to the fourth paragraph of this Section 3.3 shall be true and correct as if made on such date.

      If the Trust shall establish pursuant to Section 3.1 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Trust shall execute and the Trustee shall, in accordance with this Section
3.3 and the Trust Order with respect to such series, authenticate and deliver one or more Global Securities that shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction.

      Each Security shall be dated the date of its authentication.

112982.4
                                     -22-

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

      Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Trust, and the Trust shall deliver such Security to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.3 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Trust, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.4.  Temporary Securities.
              --------------------

      Pending the preparation of definitive Securities of any series, the Trust may execute, and upon Trust Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

      Except in the case of temporary Securities issued in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Trust will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Trust in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Trust shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 3.5.  Registration, Registration of Transfer and Exchange.
              ---------------------------------------------------

      With respect to Securities issued in definitive registered form, if any, the Trust shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Trust in a Place of Payment being herein sometimes collectively

112982.4
                                     -23-
referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

      Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for the series, the Trust shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denomination and of a like aggregate principal amount.

      Notwithstanding any other provision of this Section 3.5, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

      At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Trust shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

      All Securities issued upon any registration or transfer or exchange of Securities shall be the valid obligations of the Trust, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Trust and the Security Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.3 or 11.7 not involving any transfer.

      Notwithstanding the foregoing and except as otherwise specified or contemplated by Section 3.1, any Global Security shall be exchangeable pursuant to this Section 3.5 or Sections 3.4 and 11.7 for Securities registered in the

112982.4
                                     -24-
name of any person other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Trust that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act;
(ii) the Trust executes and delivers to the Trustee a Trust Order that such Global Security shall be so exchangeable and the transfer thereof so registrable (which Trust Order will authorize and direct the Trustee to authenticate and deliver upon such exchange Securities of such series in definitive registered form, in authorized denominations, in the aggregate principal amount equal to the principal amount or amounts of such Global Security or Securities) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clause
(i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified pursuant to Section 3.1, such Global Security may be exchanged for Securities registered in the names of, and the transfer of such Global Security may be registered to, such persons (including persons other than the Depositary with respect to such series and its nominees) as such Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall direct. Such Securities shall be delivered at the Corporate Trust Office to the persons in whose names such Securities are so registered. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and shall bear the legend specified in
Section 2.2 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, a Global Security pursuant to the preceding sentence. Upon the exchange of a Global Security for Securities in definitive registered form such Global Security shall be cancelled by the Trustee.

      The Trust shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.6.  Mutilated, Destroyed, Lost and Stolen Securities.
              ------------------------------------------------

      If any mutilated Security is surrendered to the Trustee, the Trust shall execute and the Trustee shall authenticate and deliver in exchange therefore a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      If there shall be delivered to the Trust and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Trust or the Trustee that such Security has been acquired by a bona fide

112982.4
                                     -25-
purchaser, the Trust shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Trust in its discretion may, instead of issuing an new Security, pay such Security.

      Upon the issuance of any new Securities under this Section 3.6, the Trust may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Trust, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7. Payment of Interest; Interest Rights Preserved; Paying Agent Definitions.
              -----------------------------------------------------------------

      Interest of any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

      Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein referred to as the "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Trust, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Trust may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Trust shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Trust shall deposit with the Trustee an amount of money

112982.4
                                     -26-
      equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon the Trust shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trust shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Trust, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2);

            (2) The Trust may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Trust to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be practicable by the Trustee.

      Subject to the foregoing provisions of this Section 3.7, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      The Trust shall maintain an office or agency where Securities may be presented for payment. The Trustee is hereby appointed "Paying Agent." The Trust may appoint one or more additional Paying Agents. The term Paying Agent includes any additional Paying Agent. The Trust or any of its Subsidiaries may act as Paying Agent.

      The Trust shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture that shall implement the provisions of this Indenture that relate to such Paying Agent. The Trust shall give prompt written notice to the Trustee of the name and address of any such Paying Agent and any change in the address of such Paying Agent.

      In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest, the Stated Maturity of which is on such Interest Payment Date, shall be payable

112982.4
                                     -27-
on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest the Stated Maturity of which is after the date of conversion of such Security shall not be payable.

SECTION 3.8.  Persons Deemed Owners.
              ---------------------

      Prior to due presentment of a Security for registration of transfer, the Trust, the Trustee and any agent of the Trust or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and, subject to Section 3.7, interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Trust, the Trustee nor any agent of the Trust or the Trustee shall be affected by notice to the contrary. If such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.

      No Holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary shall be treated by the Trust, the Trustee, and any agent of the Trust or the Trustee as the owner of such Global Security for all purposes whatsoever. Neither the Trust, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 3.9.  Cancellation.
              ------------

      All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Trust may at any time deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Trust has not issued and sold and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee and a certificate of destruction provided to the Trust, unless the Trustee is otherwise directed by a Trust Order.


112982.4
                                     -28-

SECTION 3.10.  Computation of Interest.
               -----------------------

      Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

                    ARTICLE 4 - SATISFACTION AND DISCHARGE

SECTION 4.1. Satisfaction, Discharge and Defeasance of the Securities of Indenture.
              ------------------------------------------------------------

      This Indenture shall upon Trust Request cease to be of further effect (except as to any surviving rights of conversion, exchange, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Trust, shall execute instruments in form and substance satisfactory to the Trustee and the Trust acknowledging satisfaction and discharge of this Indenture, when:

      (a)   either:

            (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has therefore been deposited in trust or segregated and held in trust by the Trust and thereafter repaid to the Trust or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

            (2) all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Trust, or (iv) are deemed paid and discharged pursuant to this Section 4.1, and the Trust, in the case of clauses (i), (ii), (iii) or (iv) above, has deposited or caused to be deposited with the Trustee as trust funds in trust, money, U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on all the Securities of such series of Securities for principal (and premium, if any, or interest to the Maturity thereof of such series of Securities as such principal, premium, if any) and interest becomes due and payable in accordance with the terms of this Indenture and the Securities;

      (b) the Trust has paid or caused to be paid all other sums payable hereunder by the Trust in connection with all of the Securities of any series, including all fees and expenses of the Trustee; and


112982.4
                                     -29-

      (c) the Trust has delivered to the Trustee an Officers' Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on the Securities and the discharge of this Indenture and the termination of the Trust's obligations hereunder have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Trust to the Trustee under Section 6.6, the obligations of the Trust to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (1) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

SECTION 4.2.  Application of Trust Money.

      (a) Subject to the provisions of Section 4.1 and the last paragraph of
Section 10.3, all money and U.S. Government Obligations deposited with the Trustee for the Securities of any series pursuant to Section 4.1, and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee for the Securities of any series pursuant to Section 4.1, shall be held in trust and reinvested by the Trustee in U.S. Government Obligations in accordance with the Trust's written instructions and applied by the Trustee in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Trust acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and interest, if any, on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law.

      (b) The Trustee shall deliver or pay to the Trust from time to time upon the Trust's written request any U.S. Government Obligations, or money held by it as provided in Section 4.1 which, in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations, or money were deposited or received.

SECTION 4.3.  Paying Agent to Repay Monies Held.

      Upon the satisfaction and discharge of this Indenture with respect to the Securities of any series, all monies then held by any Paying Agent for the benefit of Securities of such series under the provisions of this Indenture shall, upon written demand of the Trust, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.


112982.4
                                     -30-

SECTION 4.4.  Return of Unclaimed Monies.
              --------------------------

      Any monies deposited with or paid to the Trustee or any Paying Agent for the Securities of any series, or then held by the Trust in trust, for the payment of any principal of (and premium, if any) and interest, if any, on the Securities of any series and not applied but remaining unclaimed by the Holders of the Securities of such series for three years after the date upon which the principal of (and premium, if any) and interest, if any, on the Securities of such series, as the case may be, shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Trust by such Trustee or any Paying Agent on written demand by the Trust or (if then held by the Trust) shall be discharged from such trust; and the Holders of the Securities of such series entitled to receive such payment shall thereafter look only to the Trust for the payment thereof; provided, however, that, before being required to make any such repayment, such Trustee may, or shall at the written request of the Trust, at the expense of the Trust, cause to be published once in an authorized newspaper in the same city in which the place of payment with respect to the Securities of such series shall be located and in an authorized newspaper in the City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by such Trustee) that said monies remain unclaimed and that, after a date named therein, any unclaimed balance of said monies then remaining will be returned to the Trust.

SECTION 4.5.  Reinstatement.
              -------------

      If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations with respect to the Securities of any series in accordance with Section 4.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Trust's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.4; provided, however, that if the Trust has made any payment of interest on or principal of any Securities of any series because of the reinstatement of its obligations, the Trust shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                       ARTICLE 5 - DEFAULTS AND REMEDIES

SECTION 5.1.  Events of Default.
              -----------------

      An "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

112982.4
                                     -31-

            (1) default in the payment of interest on any Security of that series when the same becomes due and payable and the default continues for a period of 30 days;

            (2) that default in (a) the payment of the principal of (and premium, if any, on) any Security of that series when the same becomes due and payable at Maturity, or (b) the deposit of any sinking fund payment, when and as due by the terms of a Security of that series;

            (3) default in the performance, or breach of any covenant or warranty of the Trust in this Indenture with respect to any Security of that series (other than a covenant or warranty, a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail to the Trust by the Trustee or to the Trust and by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (4) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Trust (including obligations under leases required to be capitalized on the balance sheet of the lessee under GAAP, but not including any indebtedness or obligations for which recourse is limited to such property purchased or so encumbered, as the case may
      be) or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Trust or any Subsidiary, whether any such indebtedness now exists or shall hereafter be created, if (a) either (i) such default results from the failure to pay any such indebtedness at maturity or (ii) as a result of such default, the maturity of such indebtedness has been accelerated prior to its expressed maturity, provided that any such failure to pay shall not be cured and any such acceleration shall not be rescinded or annulled or the accelerated amount paid within ten days after notice to the Trust of such failure to pay or acceleration, or such indebtedness having been discharged and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

            (5) the Trust pursuant to or within the meaning of any Bankruptcy
      Law:

                  (A)  commences a voluntary case or proceeding;


112982.4
                                     -32-

                  (B) consents to the entry of an order or of relief against it in an involuntary case or proceeding;

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Trust in an involuntary case or proceeding;

                  (B) appoints a Custodian of the Trust or for all or substantially all of its property; or

                  (C)  orders the liquidation of the Trust;

and the order or decree remains in effect for 90 consecutive days (or any dismissal, stay, recision or termination ceasing to remain in effect); or

            (7) any other Event of Default provided with respect to Securities of that series,

provided, however, that a default under this Section 5.1 is not an Event of Default with respect to any series of Securities if a specified event is either applicable to a particular series or it is specifically deleted or modified in the supplemental indenture creating such series of Securities or in the form of Security for such series.

      Upon receipt by the Trustee of any Notice of Default pursuant to this
Section 5.1 with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such Notice of Default, which record date shall be at the close of business on the day the Trustee receives such Notice of Default. The Holders of such series on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that if Holders of less than the requisite percentage in principal amount of the Outstanding Securities of such series, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new Notice of Default identical to a Notice of Default which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.1.

112982.4
                                     -33-

SECTION 5.2.  Acceleration of Maturity; Rescission and Annulment.
              --------------------------------------------------

      If an Event of Default (other than an Event of Default described in Section 5.1(5) or 5.1(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Trust (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and all accrued interest thereon, if any, shall become immediately due and payable. In case an Event of Default described in Section 5.1(5) or 5.1(6) shall occur, such amount shall be due and payable without any declaration of acceleration or any act on the part of the Trustee or the Holders.

      At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this
Article 5 provided, the Holders of a majority in principal amount of the Outstanding Securities of the series, by written notice to the Trust and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

            (1) the Trust has paid or deposited with the Trustee a sum sufficient to pay:

                  (i)  All overdue interest on all Securities of that series;

                  (ii) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

                  (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities; and

                  (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel;

            and


112982.4
                                     -34-

            (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Upon receipt by the Trustee of any written notice declaring such an acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.2.

SECTION 5.3.  Collection of Indebtedness and Suits for Enforcement by Trustee.
              ---------------------------------------------------------------

      The Trust covenants that if:

            (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

            (2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Trust will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal of (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of

112982.4
                                     -35-
collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Trust fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Trust or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Trust or any other obligor upon such Securities wherever situated.

      If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4.  Trustee May File Proofs of Claim.
              --------------------------------

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to, or in case a Custodian or similar official shall have been appointed for or taken possession of, the Trust or any other obligor upon the Securities or the property of the Trust or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Trust for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities of any series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

            (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable

112982.4
                                     -36-
compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holders any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

      In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities of any series parties to any such proceedings.

SECTION 5.5.  Trustee May Enforce Claims Without Possession of Securities.
              -----------------------------------------------------------

      All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.6.  Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 6.6; and

            SECOND: To the payment of the amounts then due and unpaid for principal of (or premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (or premium, if any) and interest, respectively.


112982.4
                                     -37-

SECTION 5.7.  Limitations on Suits.
              --------------------

      No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

            (2) the Holders of not less than a majority in principal amount of the Outstanding Securities of that series shall have given written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 5.8.  Unconditional Right of Holders to Receive Principal, Premium,
              if any, and Interest.
                  -------------------------------------------------------------

      Notwithstanding any other provision in this Indenture but subject to the provisions of Article 15, the Holder of any Security shall have the right, which is absolute and unconditional and shall not be impaired without the consent of such Holder, to

            (1) receive payment of the principal (or premium, if any) and (subject to Section 3.7) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date);


112982.4
                                     -38-

            (2) convert such Security in accordance with Article 16, if such Security is so convertible;

            (3) exchange such Security in accordance with one or more indentures supplemental hereto, if such Security is exchangeable; and

            (4) institute suit for the enforcement of any such payment, right to convert or right to exchange, as the case may be.

SECTION 5.9.  Restoration of Rights and Remedies.
              ----------------------------------

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Trust, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.  Rights and Remedies Cumulative.
               ------------------------------

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

SECTION 5.11.  Delay or Omission Not Waiver.
               ----------------------------

      No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.  Control by Holders.
               ------------------

      The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

112982.4
                                     -39-
exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

            (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that if less than the Holders of a majority in principal amount of the Outstanding Securities of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12.

      Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders.

SECTION 5.13.  Waiver of Past Defaults.

      The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences except a default:

            (1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series; or

            (2) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.


112982.4
                                     -40-

      The Trust may, but shall not be obligated to, fix a record date for the purpose of determining the persons entitled to waive any past default hereunder. If a record date is fixed, the Holders of securities of such series on such record date, or their duly designated proxies, and only such persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided that unless such majority in principal amount of the Outstanding Securities of any series shall have waived such default prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder of securities of such series be cancelled and of no further effect.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.  Undertaking for Costs.
               ---------------------

      All parties to this Indenture agree, and each Holder of any Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.15.  Waiver of Stay or Extension Laws.
               --------------------------------

      The Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



112982.4
                                     -41-

                            ARTICLE 6 - THE TRUSTEE

SECTION 6.1.  Certain Duties and Responsibilities of the Trustee.
              --------------------------------------------------

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

      (b)   Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligation shall be read into this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they confirm to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of Section 6.1(b).

            (2) The Trustee shall not be liable for any error in judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

            (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 6.1(a), 6.1(b) and 6.1(c).


112982.4
                                     -42-

      (e) Subject to Section 6.1(c), the Trustee may refuse to perform any duty or exercise any right or power unless, subject to the provisions of the TIA, it receives indemnity satisfactory to it against any loss, liability, expense or fee.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Trust. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.2.  Certain Rights of Trustee.
              -------------------------

      Subject to the provisions of TIA Section 3.15(a) through 3.15(d):

      (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (2) Before the Trustee acts or, refrains from acting, it may require an Officers' certificate or an Opinion of Counsel, or both, which shall conform to
Section 1.3. The Trustee shall, not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

      (5) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and reliance thereon.

      (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 6.3.  Individual Rights of Trustee.
              ----------------------------

      The Trustee in its individual or any other capacity may become the owner or pledgee of securities of any series and may otherwise deal with the Trust or its Affiliates with the same rights it would have if it were not Trustee. Any

112982.4
                                     -43-
agent may do the same with like rights. The Trustee, however, is subject to Sections 6.10 and 6.11.

SECTION 6.4.  Trustee's Disclaimer.
              --------------------

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities of any series, it shall not be accountable for the Trust's use of the proceeds from the Securities of any series, and it shall not be responsible for any statement of the Trust in the Indenture or any statement in the Securities of any series other than its certificate of authentication or in any document used in the sale of the Securities of any series other than any statement in writing provided by the Trustee expressly for use in such document.

SECTION 6.5.  Notice of Defaults.
              ------------------

      Within 90 days after the occurrence and continuance of a default or an Event of Default with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 3.13(c), notice of such default or Event of Default, hereunder known to the Trustee, unless such default or Event of Default in the payment of principal of (premium, if any) or interest on the Securities of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of such Securities; provided further, however, that in the case of any default or Event of Default of the character set forth in
Section 5.1(3), no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

SECTION 6.6.  Compensation and Indemnity.
              --------------------------

      The Trust shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Trust shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Trust shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the Securities or the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Trust promptly of any claim asserted against the Trustee for which it may seek indemnity and the Trust may elect by written notice to the Trustee to assume the defense of any such claim at the Trust's expense with counsel reasonably satisfactory to the Trustee.


112982.4
                                     -44-

      The Trust need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through the Trustee's negligence, bad faith or willful misconduct. The Trust shall not be liable for any settlement of any claim or action effected without the Trust's consent.

SECTION 6.7.  Replacement of Trustee.
              ----------------------

      A resignation or removal of the Trustee and appointment of any successor trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.7.

      Any Trustee may resign with respect to any series of Securities by so notifying the Trust. The Holders of a majority in principal amount of the Securities of any series then outstanding may remove any Trustee with respect to such series of securities by so notifying such Trustee and may appoint a successor Trustee with respect to such series of Securities with the Trust's written consent. The Trust may remove any Trustee with respect to any series of Securities (or, if clause (4) of this Section 6.7 applies, with respect to all series) if:

            (1) such Trustee fails to comply with Section 6.9;

            (2) such Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of such Trustee or its property; or

            (4) such Trustee otherwise becomes incapable of acting with respect to any series of Securities.

      If any Trustee resigns or is removed with respect to any series of Securities or if a vacancy exists in the office of Trustee with respect to any series of Securities for any reason, the Trust shall promptly appoint a successor Trustee with respect to such series.

      If a successor Trustee with respect to any series of Securities does not take office within 45 days after the retiring Trustee with respect to such series resigns or is removed, the retiring Trustee, the Trust or the Holders of a majority in principal amount of the Securities of such series then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If any Trustee fails to comply with Section 6.9, any Holder may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment with respect to any series of Securities to the retiring Trustee and to the Trust. Immediately after that, the retiring Trustee shall, upon payment of its charges, transfer all property held by it as Trustee with respect to such series to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective with respect to such series, and the successor Trustee

112982.4
                                     -45-
shall have all the rights, powers and duties of the Trustee under this Indenture with respect to such series. Notwithstanding the replacement of the Trustee with respect to any series of Securities pursuant to this Section 6.7, the Trust's obligations under Section 6.6 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise with respect to the Securities of such series or the Indenture. A successor Trustee with respect to any series of Securities shall mail notice of its succession to each Holder of Securities of such series.

SECTION 6.8.  Successor Trustee by Merger, Etc.
              --------------------------------

      If any Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.9.  Eligibility; Disqualification.
              -----------------------------

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.310(a)(1). Each Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Each Trustee shall comply with TIA ss.310(b), including the optional provision permitted by the second sentence of TIA ss.310(b)(9). Neither the Trust nor any Person directly or indirectly controlling, controlled by, or under common control with the Trust shall serve as Trustee.

SECTION 6.10.  Preferential Collection of Claims Against Trust.
               -----------------------------------------------

      The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 6.11.  Appointment of Authenticating Agent.
               -----------------------------------

      The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Trust and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the

112982.4
                                     -46-
requirements of said supervising or examining authority, then for the purposes of this Section 6.11, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this
Section 6.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.11.

      Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section 6.11, without the execution or filing of any paper of any further act on the part of the Trustee or the Authenticating Agent.

      An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Trust. The Trustee may at any time terminate the agency of its respective Authenticating Agent by giving written notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of the Section 6.11, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Trust and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally names as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.11.

      The Trust agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.11.

      If an appointment with respect to one or more series is made pursuant to this Section 6.11, the Securities of such series may have endorsed thereon, in addition to each Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                                           This is one of the Securities of the
                                           series designated therein referred to
                                           in the within-mentioned Indenture.

                                           [NAME OF TRUSTEE],
                                           As Trustee


                                           By:
                                              ---------------------------------
                                           As Authenticating Agent

                                           By:
                                              ---------------------------------
                                           Authorized Agent

112982.4
                                      -47-

          ARTICLE 7 - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND TRUST

SECTION 7.1.  Trust to Furnish Trustee Names and Addresses of Holders.
              -------------------------------------------------------

      The Trust will furnish or cause to be furnished to the Trustee:

            (1) semi-annually, not later than ___________ and ________ in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding _______ and ___________, as the case may be, and

            (2) at such other times as the Trustee may request in writing, within 10 days after the receipt by the Trust of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is acting as Securities Registrar, no such list need be furnished.

SECTION 7.2.      Preservation of Information; Communications to Holders.
                  ------------------------------------------------------

      (a) The Trustee shall preserve, in as current form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

      (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

            (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a); or

            (2) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.


112982.4
                                     -48-

      If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicant, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the SEC, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the SEC, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

      (c) Every Holder of Securities, by receiving and holding the same, agrees with the Trust and the Trustee that neither the Trust nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

SECTION 7.3         Reports by Trustee to Holders.
                    -----------------------------

      Within 60 days after each ________ beginning with _______, the Trustee, if required by the provisions of TIA ss.313(a), shall mail to each Holder a brief report dated as of such _______, that complies with TIA ss.313(a). The Trustee also shall comply with TIA ss.313(b) and ss.313(c).

      A copy of each report at the time of its mailing to Holders shall be mailed to the Trust and filed with the SEC and each stock exchange on which the Securities of any series are listed. The Trust agrees to notify the Trustee in writing whenever the Securities of any series become listed or delisted on or from any stock exchange.

SECTION 7.4       Reports by Trust.
                  ----------------

      The Trust will:

            (1) file with the Trustee, within 15 days after the Trust is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Trust may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, or,

112982.4
                                     -49-
      if the Trust is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (2) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Trust with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

            (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Trust pursuant to paragraphs (1) and (2) of this Section 7.4 as may be required by rules and regulations prescribed from time to time by the SEC; and

            (4) furnish to the Trustee the certificate required by Section 10.8. For purposes of such certificate, compliance by the Trust with all conditions and covenants of this Indenture shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                  ARTICLE 8 - SUCCESSOR CORPORATION OR TRUST

SECTION 8.1         When Trust May Merge, Etc.
                    -------------------------

      The Trust shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person in any transaction in which the Trust is not the continuing or surviving entity unless (i) the resulting, surviving or transferee Person is a corporation or trust which assumes by supplemental indenture all the obligations of the Trust under the Securities of each series and this Indenture; (ii) such corporation or trust is organized and existing under the laws of the United States, a State thereof, or the District of Columbia although it in turn may be owned by a foreign entity; (iii) immediately after giving effect to such transaction no material default or Event of Default shall have happened and be continuing, and the Officers' Certificate referred to in the following clause reflects that such Officers are not aware of any such material default or Event of Default that shall have occurred and be continuing, and (iv) the Trust shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and thereafter all obligations of the Trust shall terminate.


112982.4
                                     -50-

SECTION 8.2       Successor Corporation or Trust Substituted.
                  ------------------------------------------
      Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Trust in accordance with Section 8.1, the successor corporation or trust formed by such consolidation or into which the Trust is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under this Indenture with the same effect as if such successor corporation or trust has been named as the Trust herein.

                      ARTICLE 9 - SUPPLEMENTAL INDENTURES

SECTION 9.1       Supplemental Indentures Without Consent of Holders.
                  --------------------------------------------------

      The Trust, when authorized by Board Resolution, and the Trustee at any time and from time to time, may amend this Indenture or enter into one or more indentures supplemental hereto, to be in a form satisfactory to the Trustee without notice to or consent of any Holder for any of the following purposes:

            (1) to comply with Section 8.1; or

            (2) to provide for uncertificated Securities of any series in addition to or in place of certificated Securities; or

            (3) to add to the covenants of the Trust, for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Trust; or

            (4) to add any Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); or

            (5) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

            (6) to establish the form or terms of Securities of any series as permitted by Sections 3.1 and 3.2; or

            (7) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Securities of any series in any material respect.



112982.4
                                     -51-

SECTION 9.2 Supplemental Indentures with Consent of Holders.
            -----------------------------------------------
      With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series at the time outstanding affected by such supplemental indenture, the Trust, when authorized by Board Resolution, and the Trustee may amend this Indenture or from time to time and at any time enter into an indenture or indenture supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture, except as otherwise permitted by Section 9.1, or of modifying in any manner the rights of the Holders of the Securities of each such series. Subject to Section 9.4, without the consent of each Holder of Securities of any series affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 5.13, may not:

            (1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 5.4, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Holder, on or after the Redemption Date), or

            (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

            (3) modify any of the provisions of this Section 9.2, Section 5.8, or Section 5.13, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

      Upon the request of the Trust, accompanied by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Trust authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Trust in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

      It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent shall approve the substance thereof.


112982.4
                                     -52-

      Promptly after the execution by the Trust and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trust shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Securities of each series so affected as the names and addresses of such Holders shall appear on the registry books. Any failure of the Trust so to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3       Compliance with Trust Indenture Act.
                  -----------------------------------

      Every amendment or supplement to this Indenture or the Securities of any series shall comply with the TIA as then in effect.

SECTION 9.4       Revocation and Effect of Consents.
                  ---------------------------------

      Subject to this Indenture, each amendment, supplement or waiver evidencing other action shall become effective in accordance with its terms. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security of any series is a continuing consent by the Holder even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to such Holder's Security or portion of a Security, if the Trustee receives the notice of revocation before the date the amendment, waiver or other action becomes effective.

      The Trust may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from Holders of the principal amount of Securities of any series then outstanding required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

      After an amendment supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of the clauses (1) through (3) of Section 9.2. In that case the amendment, supplement or waiver shall only bind the Holders of a Security or portion of a Security of the same series.

SECTION 9.5       Notation On or Exchange of Securities.
                  -------------------------------------

      If an amendment, supplement or waiver changes the terms of a Security of any series, the Trustee may request the Holder of the Security of such series to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Trust or the Trustee so determine, the Trust in exchange for the Security of such series shall issue and the Trustee shall authenticate a new Security of

112982.4
                                     -53-
such series that reflects the changed terms the cost and expense of which will be borne by the Trust.

SECTION 9.6       Effect of Supplemental Indentures.
                  ---------------------------------

      Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of any applicable series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.7       Reference in Securities to Supplemental Indentures.
                  --------------------------------------------------

      Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Trust shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Trustees, to any such supplemental indenture may be prepared and executed by the Trust and authenticated and delivered by the Trustee in exchange for Securities outstanding of such series.


                            ARTICLE 10 - COVENANTS

SECTION 10.1      Payment of Principal, Premium and Interest.
                  ------------------------------------------

      The Trust covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 10.2      Maintenance of Office or Agency.
                  -------------------------------

            The Trust will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Securities of that series and this Indenture may be served. The Trust will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Trust shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Trust hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Trust may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in

112982.4
                                     -54-
any manner relieve the Trust of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Trust will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.3      Money for Securities Payments to Be Held in Trust.
                  -------------------------------------------------

      If the Trust shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Trust shall have one or more Paying Agents for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Trust will promptly notify the Trustee of its action or failure so to act.

      The Trust will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will:

            (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Trust (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Trust Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Trust or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Trust or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.


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                                     -55-

      Any money deposited with the Trustee or any Paying Agent, or then held by the Trust in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Trust on Trust Request, or (if then held by the Trust) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Trust as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Trust.

SECTION 10.4      Trust Existence.
                  ---------------

      Subject to Article 8, the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, all material rights (as provided in the Declaration of Trust and under applicable law) and material franchises; provided, however, that the Trust shall not be required to preserve any such right or franchise if the Trust shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Trust.

SECTION 10.5      Maintenance of Properties.
                  -------------------------

      The Trust will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 10.6      Insurance.
                  ---------

      The Trust will, and will cause each Subsidiary to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.

SECTION 10.7      SEC Reports.
                  -----------

      The Trust shall file with the Trustee, promptly after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Trust is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Trust shall also comply with the other provisions of TIA ss.314(a).


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



SECTION 10.8      Compliance Certificates.
                  -----------------------

      The Trust will deliver to the Trustee, within 120 days after the end of each fiscal year of the Trust (which as of the date hereof is November 30), a written statement signed by an Officer, stating, as to each signer thereof, that:

            (1) a review of the activities of the Trust during such year and of performance under this Indenture has been made under such Officer's supervision; and

            (2) to each Officer's knowledge, based on such review, the Trust has kept, observed, performed and fulfilled in all material respects each and every condition and covenant contained in this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to such Officer and the nature and status thereof.

      The Trust will give the Trustee written notice of a change in the fiscal year of the Trust, within a reasonable time after such change is effected.

SECTION 10.9      Limitation on Dividends and Other Distributions.
                  -----------------------------------------------

      The Trust will not declare or pay any dividends or make any distribution to holders of its Capital Stock (other than dividends or distributions payable in Capital Stock of the Trust), or purchase, redeem or otherwise acquire or retire for value any of its Capital Stock or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any of the Trust's Capital Stock if at the time of any of the aforementioned actions an Event of Default has occurred and is continuing or would exist immediately after giving effect to such action.

      Notwithstanding the foregoing, the provisions of this Section 10.9 will not prevent (i) the payment of any dividend within 60 days after the date of declaration when the payment would have complied with the foregoing provisions on the date of declaration; (ii) the retirement of any share of Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of its Capital Stock; or (iii) the payment of any dividend or distribution or the purchase or redemption of any share of Capital Stock to the extent deemed prudent by the Trust to enable it to maintain its status as a real estate investment trust under the Code.

SECTION 10.10     Payment of Taxes and Other Claims.
                  ---------------------------------

      The Trust will pay or discharge or cause to be paid or discharged, within 30 days after the Trust shall have received notice that the same has become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Trust or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

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                                     -57-

SECTION 10.11     Defeasance of Certain Obligations.
                  ---------------------------------

      Subject to Section 4.1, the Trust may omit to comply with any term, provision or condition set forth in Sections 10.5, 10.6, 10.8 or 10.10 and
Section 5.1(4) shall not be deemed to be an Event of Default with respect to any series of Securities, provided that the following conditions shall have been satisfied:

            (1) The Trust has deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 6.9), irrevocably (irrespective of whether the conditions in subparagraphs (2), (3), (4) and (5) below have been satisfied), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, with reference to this
      Section 10.11, (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without regard to any reinvestment thereof, will provide not later than the close of business on the day prior to the date of any payment referred to in this subparagraph (1) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of interest of such Outstanding Securities on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

            (2) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Trust is a party or by which it is bound;

            (3) no Event of Default or event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit, and no Event of Default under
      Section 5.1(5) or 5.1(6) or event which, after notice or lapse of time or both, would become an Event of Default under Section 5.1(5) or 5.1(6) shall have occurred and be continuing on the 91st day after such date;

            (4) the Trust has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; and

            (5) the Trust has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section 10.11 have been complied with.


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



                     ARTICLE 11 - REDEMPTION OF SECURITIES

SECTION 11.1      Applicability of Article.
                  ------------------------

      Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article 11.

SECTION 11.2      Election to Redeem; Notice to Trustee.
                  -------------------------------------

      The election of the Trust to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption of any Securities at the election of the Trust, the Trust shall, at least 60 days (45 days in the case of redemption of all the Securities of any series) prior to the Redemption Date fixed by the Trust (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Trust shall furnish the Trustee, at the time of the giving of notice of redemption to the Trustee, with an Officers' Certificate evidencing compliance with such restriction.

SECTION 11.3     Selection by Trustee of Securities to Be Redeemed.
                 -------------------------------------------------

      If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption by pro rata or by lot or such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the $1,000 or integral multiples thereof. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

      If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

      The Trustee shall promptly notify the Trust in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.


112982.4
                                     -59-

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.4      Notice of Redemption.
                  --------------------

      Notice of redemption shall be given by first-class mail, postage prepaid, or by guaranteed overnight courier, mailed not less than 30 days and not more than 60 days prior to the Redemption Date, to each Holder of Securities to be so redeemed, at such Holder's address appearing in the Security Register.

      All notices of redemption shall state:

            (1) the Redemption Date, plus accrued interest, if any, or Defaulted Interest, if any;

            (2) the Redemption Price;

            (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

            (5) the Conversion Price, if any, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, if applicable;

            (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

            (7) the CUSIP number of the Securities to be redeemed.

      Notice of redemption of Securities to be redeemed at the election of the Trust shall be given by the Trust or, at the Trust's request, by the Trustee in the name and at the expense of the Trust.


112982.4
                                     -60-

SECTION 11.5      Deposit of Redemption Price.
                  ---------------------------

      On or prior to any Redemption Date, the Trust shall deposit with the Trustee or with a Paying Agent (or, if the Trust is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on all the Securities which are to be redeemed on that date.

      If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.7) be paid to the Trust upon Trust Request or, if then held by the Trust, shall be discharged from such trust.

SECTION 11.6      Securities Payable on Redemption Date.
                  -------------------------------------

      Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Trust shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Trust at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.7      Securities Redeemed in Part.
                  ---------------------------

      Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trust and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Trust shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Trust shall execute and the Trustee shall authenticate and deliver to the Depositary, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.


112982.4
                                     -61-

                           ARTICLE 12 - SINKING FUNDS

SECTION 12.1      Applicability of Article.
                  ------------------------

      The provisions of this Article 12 shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.

      The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 12.2      Satisfaction of Sinking Fund Payments with Securities.
                  -----------------------------------------------------

      The Trust (i) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Trust pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.3      Redemption of Securities for Sinking Fund.
                  -----------------------------------------

      Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Trust will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3. The Trustee shall cause notice of the redemption thereof to be given in the name of and at the expense of the Trust in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.


112982.4
                                     -62-

                ARTICLE 13 - REPAYMENT AT THE OPTION OF HOLDERS

SECTION 13.1      Applicability of Article.
                  ------------------------

      Unless otherwise provided with respect to Securities of any series in accordance with Section 3.1 hereof, Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.9, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Trust, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 13.1, in connection with any repayment of Securities the Trust may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount no less than the repayment price payable by the Trust on repayment of such Securities, and the obligation of the Trust to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

                       ARTICLE 14 - MEETINGS OF HOLDERS

SECTION 14.1      Purposes of Holders' Meetings.
                  -----------------------------

      A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to the provisions of this Article 14 for any of the following purposes:

            (1) to give any notice to the Trust or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

            (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 6;

            (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 9; or

            (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of such series under any other provision of this Indenture or under applicable law.


112982.4
                                     -63-

SECTION 14.2      Call of Meetings by Trustee.
                  ---------------------------

      The Trustee may at any time call a meeting of Holders of Securities of any series to take any action specified in Section 14.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities in any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities of such series in the manner provided in
Section 1.6. Such notice shall be given not less than 20 nor more than 90 days prior the date fixed for such meeting. Any failure by the Trustee to give such notice, or any defect therein, shall not affect or impair the validity of any action taken at such meeting.

      Any meeting of Holders of Securities of any series shall be valid without notice if the Holders of all Outstanding Securities of such series are present in person or by proxy or if notice is waived before or after the meeting by all Holders of Outstanding Securities of such series who are not present in person or by proxy, and if the Trust and the Trustee are either present by duly authorized representative or have, before or after the meeting, waived notice.

SECTION 14.3      Call of Meetings by Trust or Holders.
                  ------------------------------------

      In case at any time the Trust, pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of Holders of Securities of such series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Trust or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 14.1, by giving notice thereof as provided in
Section 14.2.

SECTION 14.4      Qualifications for Voting.
                  -------------------------

      To be entitled to vote at any meetings of Holders of Securities of any series a Person shall (i) be a Holder of one or more Securities of such series or (ii) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities of such series. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meetings and their counsel and any representatives of the Trustee and its counsel and any representatives of the Trust and its counsel.

SECTION 14.5      Regulations.
                  ----------

      Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties if inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.


112982.4
                                     -64-

      The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Trust or by the Holders as provided in Section 14.3, in which case the Trust, or Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the Holders of Outstanding Securities and proxies.

      At any meeting each Holder of Outstanding Securities or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder; provided, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Securities held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Holders. At any meeting of Holders duly called pursuant to the provisions of Section 14.2 or 14.3, the presence of persons holding or representing Securities in an aggregate principal amount sufficient to take any action on any business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of Holders duly called pursuant to the provisions of Section 14.2 or
14.3 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 14.6      Voting.
                  ------

      The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.2. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Trust and the other to the Trustee to be preserved by the Trustee.

      Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 14.7      Rights of Trustee or Holders Not Delayed
                  ----------------------------------------

      Nothing in this Article 14 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or

112982.4
                                     -65-
delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

                     ARTICLE 15 - SUBORDINATION; SENIORITY

SECTION 15.1      Securities Subordinated to Senior Indebtedness.
                  ----------------------------------------------

      (a) The Trust agrees, and each Holder of the Securities of any series by such Holder's acceptance thereof likewise agrees, that the payment of the principal of, premium, if any, and interest on the Securities of such series (all of the foregoing, a "Payment or Distribution") is subordinated and junior in right of payment, to the extent and in the manner provided in this Article 15, to the prior payment in full in cash of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed.

      A Payment or Distribution shall include any asset of any kind or character, and may consist of cash, securities or other property, by set-off or otherwise, and shall include, without limitation, any purchase, redemption or other acquisition of the Securities of the series or the making of any deposit of funds or securities pursuant to this Indenture (including, without limitation, any deposit pursuant to Article 4).

      (b) The Senior Indebtedness of the Trust shall continue to be Senior Indebtedness and entitled to the benefit of these subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to refinancing, extension or renewal of the Senior Indebtedness.

      (c) All the provisions of this Indenture and the Securities of any series shall be subject to the provisions of this Article 15 so far as they may be applicable thereto, except that nothing in this Article 15 shall apply to claims for, or payments to, the Trustee under or pursuant to Section 6.6.

      (d) No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Trust, any Paying Agent, the Holders of the Securities of any series, the Trustee or the holders of the Senior Indebtedness, or by any noncompliance by the Trust, any Paying Agent, the Holders of the Securities of any series or the Trustee with any of the terms, provisions and covenants of the Securities of this Indenture, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

      (e) In the event that the Securities of any series are declared due and payable before the maturity because of the occurrence of a default hereunder, the Trust will give prompt notice in writing of such happening to the holders of Senior Indebtedness.


112982.4
                                     -66-

SECTION 15.2 Trust Not to Make Payments with Respect to Securities in Certain Circumstances.
                  ---------------------------------------------------------

      No Payment or Distribution shall be made by the Trust, the Trustee or the Paying Agent on account of principal of (or premium, if any) or interest on the Securities of any series, whether upon Stated Maturity, upon redemption or acceleration, or otherwise, or on account of the purchase or other acquisition of Securities of such series, whether upon stated maturity, upon redemption or acceleration, or otherwise, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the acceleration thereof or with respect to the payment of any Senior Indebtedness and (a) such default is the subject of a judicial proceeding or (b) notice of such default in writing or by telegram has been given to the Trust by any holder or holders of any Senior Indebtedness, unless and until the Trust shall have received written notice from such holder or holders that such default or event of default shall have been cured or waived or shall have ceased to exist.

      Upon any acceleration of the principal of the Securities of any series or any payment by the Trust or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Trust, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the redemption price or principal of (and premium, if any) or interest on the Securities of such series; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this
Article 15 upon the Senior Indebtedness and the holders thereof with respect to the Securities of such series or the Holders thereof or the Trustee, by a lawful plan of reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Trust or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, to which the Holders of the Securities of any series or the Trustee would be entitled except for the provisions of this Article 15, shall be paid by the Trust or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such Payment or Distribution directly to the holders of Senior Indebtedness of the Trust or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, at their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Payment or Distribution is made to the Holders of the Securities of such series or to the Trustee, except that the Trustee will have a lien for the payment of its fees and expenses.

      In the event that, notwithstanding the foregoing, any Payment or Distribution by the Trust of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities of any series before all Senior Indebtedness is paid in full in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter

112982.4
                                     -67-
be made known to a Trust Officer of the Trustee or, as the case may be, such Holder, then and in such event such Payment or Distribution shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by any Holder of a Security as the property of the holders of Senior Indebtedness.

      The consolidation of the Trust with, or the merger of the Trust into, another Person or the liquidation or dissolution of the Trust following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another trust or corporation upon the terms and conditions provided in Article 8 shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 15.2 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 8. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.

      The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Securities of any series, without incurring responsibility to the Holders of the Securities of such series and without impairing or releasing the obligations of the Holders of the Securities of such series hereunder to the holders of Senior Indebtedness; (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Trust and any other Person.

SECTION 15.3      Subrogation of Securities.
                  -------------------------

      Subject to the payment in full in cash of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all Senior Indebtedness at the time outstanding, the Holders of the Securities of any series shall be subrogated to the rights of the holders of Senior Indebtedness to receive Payment or Distributions of cash, property or securities of the Trust applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no Payments or Distributions to the holders of Senior Indebtedness to which the Holders of the Securities of any series or the Trustee would be entitled except for the provisions of this Article 15, and no payments over pursuant to the provisions of this Article 15 to the holders of Senior Indebtedness by Holders of the Securities of any series or the Trustee, shall, as between the Trust, the Trust's creditors other than holders of Senior Indebtedness, and the Holders of the Securities of such series, be deemed to be a payment by the Trust to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 15 are and are intended solely

112982.4
                                     -68-
for the purpose of defining the relative rights of the Holders of the Securities of any series, on the one hand, and the holders of Senior Indebtedness, on the other hand.

      Nothing contained in this Article 15 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Trust, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities of each series, the obligation of the Trust, which is absolute and unconditional, to pay to the Holders of the Securities of any series the principal of (and premium, if any) and interest on the Securities of such series as and when the same shall become due and payable in accordance wit their terms, or is intended to or shall affect the relative rights of the Holders of the Securities of any series and creditors of the Trust other than the holder of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security of any series from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 15 of the holders of Senior Indebtedness in respect of cash, property or securities of the Trust received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Trust referred to in this Article, the Trustee, subject to the provisions of Article 6, and the Holders of the Securities of any series shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities of such series, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Trust, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15.

SECTION 15.4      Authorization by Holders of Securities.
                  --------------------------------------

      Each Holder of a Security of any series by acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate, as between the Holder of the Security and the holders of Senior Indebtedness, the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes including, without limitation, to execute, verify, deliver and file any proofs of claim which any holder of Senior Indebtedness may at any time require in order to prove and realize upon any rights of claims pertaining to the Securities and to effectuate the full benefit of the subordination contained herein. Upon failure of the Trustee so to do, any such holder of Senior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the Holder to execute, verify, deliver and file any such proofs of claim.

SECTION 15.5      Notices of Trustee.
                  ------------------

      The Trust shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article 15. Notwithstanding the provisions of this Article or

112982.4
                                     -69-
any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article, unless and until a Trust Officer of the Trustee shall have received at its Corporate Trust Office written notice thereof from the Trust or a holder or holders of Senior Indebtedness or from any trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article 6, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received at least three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (premium, if any) or interest on any Security of any series) with respect to such monies the notice provided for in this Section 15.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have the full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

      The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing such Person to a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or agent on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 15, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 15.6      Trustee's Relation to Senior Indebtedness.
                  -----------------------------------------

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 15 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Article 6 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 15, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Holders of the Securities of any series or the Trust or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this
Article 15 or otherwise.


112982.4
                                     -70-

SECTION 15.7      No Impairment of Subordination.
                  ------------------------------

      No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trust, the Trustee or the Holder of any of the Securities of any series or by any act, or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Trust, the Trustee or the Holder of any of the Securities of any series with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

SECTION 15.8      Article 15 Not To Prevent Events of Default.
                  -------------------------------------------

      The failure to make a payment on account of principal of (premium, if any) or interest on the Securities of any series by reason of any provision in this
Article 15 shall not be construed as preventing the occurrence of an Event of Default with respect to such series under Section 5.1.

SECTION 15.9      Paying Agents Other Than the Trustee.
                  ------------------------------------

      In any case at any time any Paying Agent other than the Trustee shall have been appointed by the Trust and be then acting hereunder, the term "Trustee," as used in this Article 15 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 15 in addition to or in place of the Trustee.

                     ARTICLE 16 - CONVERSION OF SECURITIES

SECTION 16.1      Right of Conversion; Conversion Price.
                  -------------------------------------

      Subject to the provisions of any series of the Securities, the Holder of any Security or Securities of a particular series shall have the right, at such Holder's option, at any time after such date as determined by Board Resolution with respect to such series of Securities and before the close of business on such date as determined by Board Resolution with respect to such series of Securities (except that, with respect to any Security or portion of a Security of such series which shall be called for redemption, such right shall terminate at the close of business on the date fixed for redemption of such Security or portion of a Security unless the Trust shall default in payment due upon redemption thereof) to convert, subject to the terms and provisions of this
Article 16, the principal of any Security or Securities of such series or any portion thereof which is $1,000 principal amount or an integral multiple thereof into shares of Capital Stock, initially at the conversion price per share specified in the Securities of such series; or, in case an adjustment of such price has taken place pursuant to the provisions of Section 16.4, that at the price as last adjusted (such price or adjusted price being referred to herein as the "Conversion Price"), upon surrender of the Security or Securities, the principal of which is so to be converted, accompanied by written notice of conversion duly executed, to the Trust, at any time during usual business hours at the office or agency maintained by it for such purpose, and, if so required

112982.4
                                     -71-
by the Conversion Agent or Registrar, accompanied by a written instrument or instruments of transfer in form satisfactory to the Conversion Agent or Security Registrar duly executed by the Holder of such Holder's duly authorized representative in writing. For convenience, the conversion of any portion of the principal of any Security or Securities into shares of Capital Stock is hereinafter sometimes referred to as the conversion of such Security or Securities.

      Notwithstanding the other provisions contained in this Article 16, a Holder may not convert the Securities of any series and the Securities of such securities held by such Holder shall not be convertible, if as a result of such conversion such Holder or any other Person would, or in the determination of the Board of Trustees, might then be deemed, directly or indirectly, to have acquired or be holding shares of Capital Stock in excess of such Holder's or other Person's Ownership Limit.

SECTION 16.2      Issuance of Shares on Conversion.
                  --------------------------------

      As promptly as practicable after the surrender, as herein provided, of any Security or Securities of any series for conversion, the Trust shall deliver or cause to be delivered at its said office or agency, to or upon the written order of the Holder of the Security or Securities so surrendered, certificates representing the number of fully paid and nonassessable shares of Capital Stock into which such Security or Securities may be converted in accordance with the provisions of this Article 16. Such conversion shall be deemed to have been made as of the close of business on the date that such Security or Securities shall have been surrendered for conversion by delivery thereof with a written notice of conversion duly executed, so that the rights of the Holder of such Security or Securities as a Holder shall cease at such time and, subject to the following provisions of this paragraph, the Person or Persons entitled to receive the shares of Capital Stock upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Capital Stock at such time and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Trust shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Capital Stock upon such conversion as the record holder or holders of such shares of Capital Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Capital Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Price in effect on the date that such Security or Securities shall have been surrendered for conversion by delivery thereof, as if the stock transfer books of the Trust had not been closed. The Trust shall give or cause to be given to the Trustee written notice whenever the stock transfer books of the Trust shall be closed.

      Upon Conversion of any Security of any series which is converted in part only, the Trust shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof in accordance with Section 3.3, at the expense of the Trust, a new Security or Securities of such series of authorized denominations in principal amount equal to the unconverted portion of such Security.


112982.4
                                     -72-

SECTION 16.3      No Adjustment for Interest or Dividends.
                  ---------------------------------------

      No payment or adjustment in respect of interest on the Securities of any series or dividends on the shares of Capital Stock shall be made upon the conversion of any Security or Securities; provided, however, that if a Security or any series or any portion thereof shall be converted subsequent to any Regular Record Date and on or prior to the next succeeding interest payment date, the interest falling due on such interest payment date shall be payable on such interest payment date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name such Security is registered at the close of business on such Regular Record Date and Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of any amount equal to the interest payable on such interest payment date.

SECTION 16.4      Adjustment of Conversion Price.
                  ------------------------------

      (1) In case the Trust shall pay or make a dividend or other distribution on any class of Capital Stock in shares of Capital Stock, the Conversion Price for any series of Securities in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of the appropriate class of Capital Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

      (2) In case the Trust shall issue rights or warrants to all or substantially all holders of shares of a class of Capital Stock entitling them to subscribe for or purchase shares of Capital Stock at a price per share (or having a Conversion Price per share) less than the current market price per share (determined as provided in paragraph (6) of this Section 16.4) of the shares of such class of Capital Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price for any series of Securities in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of such class of Capital Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of such class of Capital Stock which the aggregate of the subscription price of the total number of shares of such class of Capital Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of such class of Capital Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of such class of Capital Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that all of the shares of such class of Capital Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be

112982.4
                                     -73-
in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of such class of Capital Stock issued upon the exercise of such rights or warrants. Shares issued under the Trust's Dividend Reinvestment Plan in effect on the date of this Indenture, or under any successor plan which permits shareholders to reinvest dividends and purchase [shares of additional Capital Stock in any fiscal quarter] at a discount of not in excess of 5% of the current market price per share (as determined in said plan)], shall not be deemed to be issued pursuant to rights or warrants for purposes of this paragraph (2). For the purposes of this paragraph (2), the number of shares of Capital Stock at any time outstanding shall not include shares held in the treasury of the Trust but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Capital Stock. The Trust will not issue any rights or warrants in respect of shares of such class of Capital Stock held in the treasury of the Trust.

      (3) In case the outstanding shares of such class of Capital Stock shall be subdivided into a greater number of shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective for any series of Securities (that are convertible into such classes of Capital Stock) shall be proportionately reduced, and, conversely, in case outstanding shares of such class of Capital Stock shall each be combined into a smaller number of shares, the Conversion price for any series of Securities in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (4) In case the Trust shall, by dividend or otherwise, distribute to all or substantially all holders of shares of such class of Capital Stock evidences of indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in paragraph (2) of this Section 16.4, (ii) any cash dividend or distribution not prohibited by Section 10.9 and (iii) any dividend or distribution referred to in paragraph (1) of this Section), the Conversion Price for any series of Securities that are convertible into such class of Capital Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the day fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (6) of this Section 16.4) of the shares of such class of Capital Stock on the date fixed for such determination less the then fair market value as determined by the Board of Trustees (whose determination shall be conclusive and described in a resolution of the Board of Trustees filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of such class of Capital Stock and the denominator shall be such current market price per share of the shares of such class of Capital Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.


112982.4
                                     -74-

      (5) In case the shares of such class of Capital Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or a stock dividend described in paragraph
(1) or paragraph (3) of this Section 16.4, or a consolidation, merger or sale of assets described in Section 16.10), then and in each such event the Holders of Securities of any series that have the rights to convert into such class shall have the right thereafter to convert such Securities into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of such class of Capital Stock into which such Securities might have been converted immediately prior to such reorganization, reclassification or change.

      (6) For the purpose of any computation under paragraphs (2) and (4) of this Section 16.4, the current market price for a share of such class of Capital Stock on any date shall be deemed to be the average of the Closing Prices for a share of such class for the 15 consecutive Business Days selected by the Trust commencing not more than 30 and not less than 20 Business Days before the date in question.

      (7) No adjustment in the Conversion Price for the Securities of any series shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (7)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (7) shall be made to the nearest cent.

      (8) The Trust may, but shall not be required to, make such reductions in the Conversion Price for the Securities of any series, in addition to those required by paragraphs (1), (2), (3), (4) and (5) of this Section, as the Board of Trustees considers to be advisable in order to avoid or diminish any income tax to any holders of shares of such class of Capital Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Board of Trustees shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this
Section 16.4 and its actions in so doing shall be final and conclusive.

SECTION 16.5      Notice of Adjustment of Conversion Price.
                  ----------------------------------------

      Whenever the Conversion Price for the Securities of any series is adjusted as herein provided:

      (a) the Trust shall compute the adjusted Conversion Price in accordance with Section 16.4 and shall prepare an Officers' Certificate setting forth the adjusted Conversion Price and showing the facts upon which such adjustment is based and the computation thereof, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 3.5 and with the Trustee; and


112982.4
                                     -75-

      (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Trust to all Holders of Securities of such series at their last addresses as they shall appear in the Security Register.

      (c) If the Conversion Price is adjusted and the Trust fails to file an Officers' Certificate with the Trustee as provided by Section 16.5(a) and the Trustee is acting as the Conversion Agent, the Trustee shall be entitled to rely conclusively on the Conversion Price set forth in the Officers' Certificate most recently received by the Trustee (or as set forth in this Indenture if the Conversion Price shall not have been adjusted).

SECTION 16.6      Notice of Certain Trust Action.
                  ------------------------------

      (1)   In case:

            (a) the Trust shall authorize the granting to holders of its shares of such class of Capital Stock into which a series of Securities is convertible of rights or warrants entitling them to subscribe for or purchase any shares of such class of Capital Stock of any class or of any other rights; or

            (b) of any reclassification of the shares of such class of Capital Stock of the Trust into which a series of Securities is convertible, or of any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or of the sale or transfer of all or substantially all of the assets of the Trust; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Trust;

then the Trust shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities of any series pursuant to Section 3.5 and shall cause to be mailed to all Holders of Securities of such series at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken the date as of which the Holders of shares of Capital Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Capital Stock of record shall be entitled to exchange their shares of Capital Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price applicable to the Securities of such series and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. Neither the failure to give the notice required by this Section, nor any defect therein, to any particular Holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, liquidation,

112982.4
                                     -76-
dissolution or winding-up, or the vote on any notice authorizing such with respect to the other Holders.

      (2) In case the Trust or any Affiliate of the Trust shall propose to engage in a "Rule 13e-3 Transaction" as defined in the SEC's Rule 13e-3 promulgated under the Exchange Act, the Trust shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the SEC or any Person pursuant to such Rule 13e-3, cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, a copy of all information required to be given to the holders of Capital Stock pursuant to such Rule 13e-3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the Trust pursuant to this Section 16.6 or any other provision of the Securities or this Indenture.

SECTION 16.7      Taxes on Conversions.
                  --------------------

      The Trust will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Capital Stock on conversion of Securities pursuant hereto. The Trust shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Capital Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Trust the amount of any such tax, or has established to the satisfaction of the Trust that such tax has been paid.

SECTION 16.8      Fractional Shares.
                  -----------------

      No fractional shares or scrip representing fractional shares shall be issued upon any conversion of Securities. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the current market price per share of Capital Stock (determined as provided in paragraph (6) of Section 16.4) on the day of conversion shall be paid to the Holder in cash by the Trust.

SECTION 16.9      Cancellation of Converted Securities.
                  ------------------------------------

      All Securities delivered for conversion shall be delivered to the Trustee or the Conversion Agent to be cancelled by or at the direction of the Trustee or the Conversion Agent, which shall dispose of the same as provided in Section 3.9.

SECTION 16.10     Provisions in Case of Consolidation, Merger or Sale of Assets.
                  -------------------------------------------------------------

      (1) In case of any consolidation of the Trust with, or merger of the Trust into, any other corporation or trust, or in case of any merger of another corporation or trust into the Trust (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Trust), or in case of any sale or transfer of all or substantially all of the assets of the Trust, the corporation or trust formed by such consolidation or resulting from such merger or which

112982.4
                                     -77-
acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security of any series then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 16.1 to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Capital Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The provisions of this Section 16.10 shall similarly apply to successive consolidations, mergers, sales or transfers.

      (2) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Holders upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto.

SECTION 16.11      Disclaimer by Trustee of Responsibility for Certain Matters.
                   -----------------------------------------------------------

      The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities of any series to determine whether any facts exist which may require any adjustment of the Conversion Price for such series, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity, value, kind or amount of any shares of Capital Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Trust to issue, transfer or deliver any shares of Capital Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or, subject to Article 6, to comply with any of the covenants of the Trust contained in this Article 16.

SECTION 16.12     Covenant to Reserve Shares.
                  --------------------------

      The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized shares of Capital Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, such number of shares of the appropriate class or classes or series of Capital Stock as shall then be issuable upon the conversion of all outstanding Securities. The Trust covenants that all shares of Capital Stock which shall be so issuable shall be, when issued, duly and validly issued and fully paid and non-assessable. For purposes of this Section 16.12, the number of shares of such class of Capital Stock which shall be deliverable upon the conversion of all outstanding Securities shall be computed as if at the time of computation all outstanding Securities were held by a single holder.



112982.4
                                     -78-

                                * * * * * * * *

            This Indenture may be executed in multiple counterparts, each of which so executed shall be deemed to be an original, but both of such counterparts shall together constitute but one and the same instrument.

112982.4
                                     -79-

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunder affixed and attested, all as of the day and year first above written.

                                                  MGI PROPERTIES


Attest:


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


---------------------
                                                 ---------------------, Trustee


Attest:


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

---------------------


112982.4
                                     -80-

STATE OF            )
                    ) SS.:
                    )

      On the ________ day of ______________________, 1996, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he is the _________________________ of MGI PROPERTIES, one of the entities described in and which executed the foregoing instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such entity's seal; that it was so affixed by authority of the Board of Trustees of said entity, and that he signed his name thereto by like authority.




                                               ---------------------------------
                                               Notary Public

                                               My Commission Expires:




                                               ---------------------------------



STATE OF            )
                    ) SS.:
COUNTY OF           )

      On the ________ day of ______________________, 1996, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he is the _________________________ of ________________________,
one of the entities described in and which executed the foregoing instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such entity's seal; that it was so affixed by authority of the Board of Directors of said entity, and that he signed his name thereto by like authority.


                                               ---------------------------------
                                               Notary Public

                                               My Commission Expires:




                                               ---------------------------------




112982.4
                                      -81-

                                                                     EXHIBIT A

  [Form of [Convertible] [Redeemable] [Nonredeemable] Subordinated Security]


      If the Holder of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a Global Security and the following two legends apply:

Unless this Note is presented by an authorized representative of The Depository Trust Company [(55 Water Street, New York, New York)] to the issuer or its agent for registration of transfer, exchange or payment, and such Note issued is registered in the name of CEDE & Co., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

                              [FACE OF SECURITY]

                                MGI PROPERTIES

      __% [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Note
                          Due _______________________

No. _________________                                      $__________________

      MGI PROPERTIES, a Massachusetts trust (herein referred to as the "Trust," which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________ or registered assigns, the principal sum of _________________________ Dollars, on ____________ (the "Stated Maturity") [or date fixed for earlier redemption (the "Redemption Date," and with respect to principal repayable on such date, the "Maturity Date")], and to pay interest thereon from ________________ or the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ______________ and ________________ in each year (each, an "Interest Payment Date"), commencing __________, at the rate of _________% per annual, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be _______ or _____ (whether or not a Business Day), as the case may be, next preceding such Interest payment Date [at the office or agency of the Trust maintained for such purpose; provided, however, that such interest may be paid,

112982.4
                                     A-1
at the Trust's option, by mailing a check to such Holder at its registered address or by transfer of fund to an account maintained by such Holder within the United States]. Any such interest or so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The principal of this Note payable on the Stated Maturity Date [or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Note payable on the Redemption Date] will be paid against presentation of this Note at the office or agency of the Trust maintained for that purpose in _______________, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Interest payable on this Note on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date], as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including ________________, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date], as the case may be. If any Interest Payment Date or the [Stated] Maturity Date or [Redemption Date] falls on a day that is not a Business Day, as defined below, principal, premium, if any and/or interest payable with respect to such Interest Payment Date or [Stated] Maturity Date [or Redemption Date], as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date], as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to be closed.

      [If this Note is a Global Security, insert - All payments of principal, premium if any, any interest in respect of this Note will be made by the Trust in immediately available funds.]

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


112982.4
                                     A-2

      Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed under its facsimile seal.


Date:
     ----------------------

                                                  MGI PROPERTIES


                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:


Attest:
       -------------------
       Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



By:
     -------------------
      Authorized Officer

SEAL

112982.4
                                     A-3

                             [REVERSE OF SECURITY]

                                MGI PROPERTIES

      __% [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes
                                 Due _________

      This Note is one of a duly authorized issue of [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes of the Trust (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ____________, (herein called the "Indenture") between the Trust and __________________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Trust, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as "_______% [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes due ______________" (collectively, the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is limited to $___________ (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      1. Interest. The Trust promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Trust will pay interest semiannually on _____________ and ___________ of each year beginning _________ 19__. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ___________, ________; provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360 day year of twelve 30-day months.

      2. Method of Payment. The Trust will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the _________ or __________ next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal payments. The Trust will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Trust, however, may pay principal and interest by its check payable in such money. It may mail an interest check to Holder's registered address.

      3. Registrar and Agents. Initially, _____________ will act as Security Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Trust may change any Security Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Trust or any of its Subsidiaries may act as Paying Agent or

112982.4
                                     A-4

Conversion Agent. The address of ___________ _________________________________,
Attention: _______________________________.

      4. Indenture; Limitations. The Trust issued the Securities as a series of its Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said TIA for a statement of them.

      The Securities are general unsecured obligations of the Trust limited to $_________ principal amount. The Indenture imposes certain limitations on the ability of the Trust to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

      5. Optional Redemption by the Trust. The Trust may, at its option, redeem the Securities, in whole or from time to time in part, on any date subsequent to ______________, _________ at ___% of the principal amount thereof, plus accrued interest to the Redemption Date; provided, however, that Securities will be immediately redeemable by the Trust to the extent deemed sufficient by the Trust to prevent the Holder of such Securities or any other person having an interest therein in excess of the Ownership Limit.

      6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $_________ principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

      [7. Conversion. A Holder of a Security may convert such Security into _______ Shares at any time after _______, _______ and before the close of business on ________. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial Conversion Price is $_____________ per share, subject to adjustment in certain events (such conversion price, as adjusted, the "Conversion Price"). To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the Conversion Price in effect on the conversion date. The Trust will deliver a check for any fractional share.

      To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on _______ Shares issued on conversion; provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security

112982.4
                                     A-5
surrendered for conversion during the period from the close of business on any regular record payment date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

      If the Trust is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into _______ Shares may be changed into a right to convert it into securities, cash or other assets of the Trust or another Person.

      Notwithstanding the foregoing, a Holder may not convert any Security, and the Security shall not be convertible, if as a result of such conversion the Holder or any other Person would, or, in the determination of the Board of Trustees, might then be deemed, directly or indirectly, to have acquired or be holding shares of Capital Stock in excess of such Holder's or other Person's Ownership Limit.]

      [8. Subordination. This Security is subordinated and junior in right of payment to all Senior Indebtedness of the Trust. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities. Any Holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

      In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.]

      [9.] Denominations, Transfer, Exchange. This Security is one of a duly authorized issue of Securities of the Trust designated as its ____% [Convertible] [Redeemable] [Nonredeemable] [Subordinated] Notes due ________ [Series ________] limited in aggregate principal amount to $_______. The Securities are in registered form without coupons in denominations of $___________ principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

      [10.] Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

      [11.] Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, subject to applicable law, the Trustee and the Paying Agent will pay the money back to the Trust at its request. After that, Holders may look only to the Trust for payment.

112982.4
                                     A-6

      [12.] Discharge Prior to Redemption or Maturity. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

      [13.] Supplemental Indenture. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture may be amended or supplemented with respect to the Securities with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Trust may supplement the Indenture, to among other things, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights or any Holder.

      [14.] Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

      [15.] Defaults and Remedies. If an Event of Default with respect to these Securities, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of Securities notice of certain continuing defaults (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Trust is required to file periodic reports with the Trustee as to the absence of any default or Event of Default.

      [16.] Trustee Dealings with the Trust. ______________, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Trust or its Affiliates, and may otherwise deal with the Trust or its Affiliates, as if it were not Trustee.

      [17.] No Recourse Against Others. No shareholder, trustee, officer or incorporator, as such, past, present or future, of the Trust or any successor trust shall have any liability for any obligation of the Trust under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations, or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

112982.4
                                     A-7

      [18.] Authentication. This Security shall not be valid until the Trustee or an authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of this Security.

      [19.] Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entities), JT TEN (=Joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

      The Trust will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Security in larger type. Requests may be made to:
MGI PROPERTIES, One Winthrop Square, Boston, Massachusetts 02110, Attention:
Phillip C. Vitali.

112982.4
                                     A-8

                                ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to

                     (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                          TAX IDENTIFICATION NUMBER)

===============================================================================




===============================================================================


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint---------------------------------------------------------
agent to transfer this Security on the books of the Trust. The agent may substitute another to act for him.



Date:
     --------------------------------------------------------------------------

Your signature:
               ----------------------------------------------------------------
                      (Sign exactly as your name appears on
                        the other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------

112982.4
                                     A-9

                               CONVERSION NOTICE

To convert this Security into __________ Shares of the Trust, check the box:

                                       [ ]

To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $_________ or any multiple thereof):

===============================================================================
                                      $



===============================================================================

If you want the Security certificate, if any, made out in another person's name, fill in the form below:

                    (INSERT OTHER PERSON'S SOCIAL SECURITY
                         OR TAX IDENTIFICATION NUMBER)

===============================================================================



===============================================================================


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

Date:
     --------------------------------------------------------------------------

Your signature:
               ----------------------------------------------------------------
                      (Sign exactly as your name appears on
                        the other side of this Security)

Signature Guarantee By:
                       --------------------------------------------------------


112982.4
                                     A-10